AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON


                                FEBRUARY 28, 2002


                           1940 ACT FILE NO. 811-5912

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM N-2

                             REGISTRATION STATEMENT

                  UNDER THE INVESTMENT COMPANY ACT OF 1940 |X|

                              Amendment No. 10 |X|

                           MFS(R) SPECIAL VALUE TRUST

               (Exact Name of Registrant as Specified in Charter)

                500 Boylston Street, Boston, Massachusetts 02116
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code: 617-954-5000

                                Stephen E. Cavan
                               Secretary and Clerk
                             MFS Special Value Trust
                  c/o Massachusetts Financial Services Company
                               500 Boylston Street
                           Boston, Massachusetts 02116
                     (Name and Address of Agent for Service)



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                             MFS SPECIAL VALUE TRUST

                                     PART A.

                      INFORMATION REQUIRED IN A PROSPECTUS

Items 1 and 2: Omitted pursuant to General Instruction G.3 to Form N-2.

Item 3.  Fee Table:  Inapplicable - 1940 Act filing only.



Items 3.2, 4, 5, 6 and 7: Omitted  pursuant to General  Instruction  G.3 to Form
N-2.



Item 8.  General Description of Registrant:



8.1. General: The MFS Special Value Trust ("Trust") is a closed-end, non-diversified management investment company which was organized as a business trust under the laws of The Commonwealth of Massachusetts on September 29, 1989.


8.2, 8.3, and 8.4.  Investment  Objectives and Policies,  Risk Factors and Other
Policies:

                        INVESTMENT OBJECTIVE AND POLICIES



The Trust's investment objective is to maintain an annual distribution rate of 10%, based on the Trust's average daily net asset value, while seeking opportunities for capital appreciation.

In pursuing this objective, the Trust may invest in securities issued or guaranteed by the U.S. Government, its agencies, authorities and instrumentalities ("U.S. Government Securities") and, when appropriate, related options. As opportunities arise in the marketplace, the Trust may invest its assets in securities that the Trust believes represent uncommon value by having the potential for significant capital appreciation over a period of twelve months or longer. The issuers of such securities may include companies out-of-favor in the marketplace or in out-of-favor industries, companies currently performing well but in industries where the outlook is questionable and over-leveraged companies with promising longer-term prospects. Some of these companies may be experiencing financial or operating difficulties, and certain of those companies may be involved, at the time of acquisition or soon thereafter, in reorganizations, capital restructurings or bankruptcy proceedings; however, most of these companies will not be experiencing such financial or operating difficulties as will, in MFS Investment Management's ("the Investment Adviser or Adviser") opinion, lead to reorganizations, capital restructurings or bankruptcy proceedings.

The Investment Adviser believes that the risks associated with investing a portion of its assets in the debt and equity securities described above can be managed through proper credit, financial and legal analysis, research and portfolio diversification. The Investment Adviser will further attempt to manage risk through acquisition of debt securities generally at significant discounts to face value and near the Investment Advisor's estimate of their liquidation values. As a result, in the event of the issuer's bankruptcy or liquidation, the Trust would have a greater possibility of recouping its initial investment than if it had not purchased the securities at a discount. The availability of deeply discounted debt securities usually results from the severely reduced credit



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



quality of the issuer. However, such securities offer the potential for significant capital appreciation if the issuer is able to pay the security at maturity or to redeem the issue at face value or if the credit quality of the security improves. Similarly, the Investment Adviser believes that securities which are not current in the payment of interest or dividends present the opportunity for significant capital appreciation. There can be no assurance in these situations that such capital appreciation will occur or that it will occur in the time frame estimated by the Investment Adviser or that there will not be a loss of a significant portion of the Trust's investment in such issues.




The Trust may also  invest in fixed  income and equity  securities  of  non-U.S.
issuers. To the extent available and permissible, the Trust may invest in options and Futures Contracts on securities, currencies and indices as more fully described below.




The Investment Adviser will determine, based upon current yields and the appreciation potential of various categories of securities, the relative apportionment of the Trust's assets among particular investments. The Trust will evaluate its degree of success in achieving its investment objective by measuring whether it can, over time, maintain an annual distribution rate of 10% while paying expenses, without a substantial portion of such distributions being a return of shareholders' capital; however, there can be no assurance that the Trust will achieve its investment objective. For the risk considerations involved, see "Risk Factors" below.




U.S. Government Securities. The U.S. Government Securities in which the Trust may invest include (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturity of one year or less); U.S. Treasury notes (maturities of one to 10 years); and U.S. Treasury bonds (generally original maturities of greater than 10 years), all of which are backed by the full faith and credit of the United States, (ii) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-though certificates of the Government National Mortgage Association ("GNMA"); some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of the Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal National Mortgage Association ("FNMA"), and (iii) interest in trusts or other entities representing interests in obligations that are issued or guaranteed by U.S. Government agencies, authorities or instrumentalities. For a description of obligations issued or guaranteed by U.S. Government agencies or instrumentalities, see "Description of Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities" below.




U.S. Government Securities in which the Trust may invest do not involve the credit risks associated with other types of interest bearing securities, although some are not backed by the full faith and credit of the U.S. Treasury. As a result, the yields available from U.S. Government Securities are generally lower than the yields available from other interest bearing securities. Like other interest bearing securities, however, the values of U.S. Government
Securities change as interest rates fluctuate. Longer-term U.S. Government Securities generally are less stable and more susceptible to principal loss than shorter-term securities; however, longer-term securities in most cases offer higher yields than securities with shorter maturities.





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



Equity Securities. The Trust may invest in common stocks and warrants of companies whose stock prices the Investment Adviser expects to increase significantly because of special factors, such as rejuvenated management, new products, changes in consumer demand, takeover bids or basic changes in the economic environment. At the time the Trust acquires such securities, these companies may be out-of-favor in the marketplace, in out-of-favor industries, currently performing well but in industries where the outlook is questionable or over-leveraged with promising longer- term prospects for improved stock prices, improved financial performance or reduced debt levels. Some of these companies may be experiencing financial or operating difficulties or they may be involved in reorganizations, capital restructurings or bankruptcy proceedings. See "Risk Factors" below. The Investment Adviser's analysis of such companies will include the industry outlook and competitive factors, including supplier and customer relationships, strengths and weaknesses of products, viability of product lines and other considerations in an effort to determine the company's business prospects. The Investment Adviser will also consider the depth and capabilities of the management team of an issuer to assess its ability to lead a company through financial or operating difficulties. A company's need for additional capital and the potential sources of such capital will also be considered by the Investment Adviser. The Investment Adviser will perform credit and financial analyses, emphasizing cash flow. Generally, the Trust will not be invested in a distressed situation if the Investment Adviser believes accurate financial and business information is not available. In most cases capital appreciation is expected to be realized through the value inherent in the continued operation of the company's business. When the Trust does invest in a company in financial difficulties, the Investment Adviser will have estimated the liquidation value of the company to measure the risk of loss in case the company is unable to continue operations; if the investment is purchased at or below liquidation value, the ultimate risk of loss may be reduced. In certain cases, the sale of the company's assets may provide more value than its continued operation. In the event of a liquidation, the claims of creditors and bondholders to the assets of the issuer are satisfied before any payments are made to equity owners.




Corporate Fixed Income Securities. Corporate fixed income securities of issuers in which the Trust may invest include preferred and preference stock and all types of long-term or short-term debt obligations, such as bonds, debentures, notes, equipment lease certificates, equipment trust certificates, conditional sales contracts and commercial paper (including obligations, such as repurchase agreements, secured by such instruments). Corporate fixed income securities may also include zero coupon bonds, deferred interest bonds, bonds on which the interest is payable in kind ("PIK bonds") and zero coupon notes with puts ("option notes"). Zero coupon and deferred interest bonds and option notes are debt obligations which are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero coupon bonds and option notes do not require the periodic payment of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. Option notes are generally convertible into the issuer's common stock, at the option of the holder, at any time prior to or on maturity unless previously redeemed by the issuer or surrendered to the issuer by the holder for payment in shares of the issuer's common stock or in cash, at the issuer's option. PIK bonds are debt obligations which provide that the issuer thereof may, at its option, pay interest on such bonds in cash or in the form of additional debt obligations. Such investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such investments may experience greater volatility in market value than debt obligations which make regular payments of interest. The



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


Trust is required to accrue income on such investments for tax and accounting purposes, which is distributable to shareholders. Because such investments do not generate cash, it may become necessary for the Trust to sell other securities in order to maintain its annual distribution rate even though such sales may not otherwise be advantageous to the Trust from an investment or tax perspective. The Trust will purchase such securities for capital appreciation which may result from favorable interest rate trends, improved credit quality of the issuer, or both, consistent with the Trust's investment objective. See "Risk Factors" below. Corporate fixed income securities may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer; participations based on revenues, sales or profits; or the purchase of common stock in a unit transaction (where corporate debt securities and common stock are offered as a unit).




The Trust may invest in securities rated Baa by Moody's Investors Service, Inc. ("Moody's") or BBB by Standard & Poor's Ratings Group ("S&P") or Fitch Investors Service, Inc. ("Fitch") and comparable unrated securities. These securities, while normally exhibiting adequate protection parameters, have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than in the case of higher grade fixed income securities.




The Trust may also invest in securities rated lower than BBB by S&P or Fitch or Baa by Moody's and comparable unrated securities (commonly known as "junk bonds"). These lower rated or unrated securities are considered speculative and while generally providing greater income than investments in higher rated securities, usually are high risk securities involving greater volatility of price (especially during periods of economic uncertainty or change) and risk to principal and income (including the possibility of default by or bankruptcy of the issuers of such securities) than securities in the higher rating categories. However, since yields vary over time, no specific level of income can ever be assured. See "Risk Factors" below.




It is anticipated that many of the corporate fixed income securities in which the Trust may invest for the sole purpose of capital appreciation and not for the purpose of producing income may not be current on payment of interest at the time of acquisition or may be involved, at acquisition or thereafter, in reorganization, restructuring or bankruptcy proceedings. Such securities will be unrated or in the lowest rating categories of recognized rating agencies (that is ratings of B or lower by Moody's or BB or lower by S&P or Fitch. Securities rated B or BB or below (or comparable unrated securities) are considered speculative and may be questionable as to principal and interest payments. In some cases, such securities may be highly speculative, have poor prospects for reaching investment grade standing and may be in default. For a description of the ratings categories, see "Description of Bond Ratings" below. No minimum rating standard is required for a purchase by the Trust. The Investment Adviser may seek an active role in reorganization, restructuring or bankruptcy proceedings of such issuers at the time of its investments or may decide to assume such a role as a result of subsequent events. Active participation may involve the identification and organization of existing debt or equity holders and acting as agent to negotiate on their behalf. The Trust will rely on the Investment Adviser's judgment, analysis and experience in evaluating the creditworthiness of an issuer. The Investment Adviser will consider the issuer's experience and managerial strength, changing financial conditions, borrowing requirements, responsiveness to changes in business conditions and interest rates, and regulatory matters in analyzing the risk involved in investments in such corporate fixed income securities. The Investment Adviser also will consider relative values among possible investments based on



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

anticipated cash flow, interest coverage, asset coverage and earnings potential. See "Risk Factors" below.



The Trust may have difficulty disposing of certain lower-rated securities because there may be a thin trading market for such securities. Because not all dealers maintain markets in all lower-rated, fixed income securities, there is no established retail secondary market for many of these securities, and the Trust anticipates that such securities could only be sold to a limited number of dealers or institutional investors. To the extent a secondary market for lower-rated, fixed income securities does exist, it is generally not as liquid as the secondary market for higher-rated securities. The lack of a liquid secondary market may have an adverse impact on market price and the Trust's ability to dispose of particular issues when necessary to meet the Trust's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. The lack of a liquid secondary market for certain securities may also make it more difficult for the Trust to obtain accurate market quotations for purposes of valuing the Trust's portfolio. Market quotations are generally available on many lower-rated issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales.




The market value of lower-rated securities tends to reflect individual corporate developments to a greater extent than higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Such lower-rated securities also tend to be more sensitive to economic conditions than are higher-rated securities. An economic downturn could severely disrupt the market for lower-rated securities and adversely affect the value of outstanding securities and the ability of issuers to repay principal and interest. Factors having an adverse impact on the market value of lower-rated securities will have an adverse impact on the Trust's net asset value. In addition, the Trust may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. Recent adverse publicity regarding lower-rated securities may have depressed the prices for such securities to some extent. Whether investor perceptions will continue to have a negative effect on the price of such securities is uncertain.




Equity Securities. The Trust may invest up to 10% of its total assets in securities of foreign issuers which are not traded on U.S. exchanges (excluding American Depositary Receipts), including securities issued by foreign governments considered stable by the Investment Adviser, fixed income securities of foreign corporations, common stocks and equivalents (such as convertible debt securities and warrants) and preferred stocks of foreign corporations and foreign currency. The decision to invest in securities issued abroad ("foreign securities") will depend on the relative yield of such securities, the economies of the countries in which the investments are made and such countries' financial markets, the interest rate climate of such countries and the relationship of such countries' currencies with the U.S. dollar. Investments in foreign securities and currency will be evaluated on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data. In addition to the foregoing, interest rates are evaluated on the basis of differentials or anomalies that may exist between issuers in different countries with similar economies. The Investment Adviser will also consider the factors described above under "Equity Securities" and "Corporate Fixed Income Securities" in making decisions to invest in securities issued abroad.




The Trust may hold foreign currency for hedging purposes to protect against declines in the U.S. dollar value of the foreign securities held by the Trust and against increases in the U.S. dollar value of




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the foreign  securities which the Trust might purchase.  The Trust may also hold foreign currency in anticipation of purchasing foreign securities. For the risk considerations involved in investing in foreign securities, see "Risk Factors" below.

American Depositary Receipts. The Trust may invest in American Depositary Receipts ("ADRs") which are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Trust may invest in either type of ADR. Although the U.S. investor holds a substitute receipt of ownership rather than direct stock certificates, the use of the depositary receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Trust may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Trust's custodian in five days. The Trust may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are traded in foreign currency.




Emerging Market Securities. Consistent with the Trust's objective and policies, the Trust may invest in securities of issuers whose principal activities are located in emerging market countries and Brady bonds. Emerging market countries include any country determined by the Investment Adviser to have an emerging market economy, taking into account a number of factors, including whether the country has a low-to middle-income economy according to the International Bank for Reconstruction and Development, the country's foreign currency debt rating, its political and economic stability and the development of its financial and capital markets. The Investment Adviser determines whether an issuer's principal activities are located in an emerging market country by considering such factors as its country of organization, the principal trading market for its securities and the source of its revenues and assets. The issuer's principal activities generally are deemed to be located in a particular country if: (a) the security is issued or guaranteed by the government of that country or any of its agencies, authorities or instrumentalities; (b) the issuer is organized under the laws of, and maintains a principal office in, that country; (c) the issuer has its principal securities trading market in that country; (d) the issuer derives 50% or more of its total revenues from goods sold or services performed in that country; or (e) the issuer has 50% or more of its assets in that country. Brady bonds are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan").



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


Brady Plan debt restructurings have been implemented in a number of countries including in Argentina, Brazil, Bulgaria, Costa Rica, Croatia, Dominican Republic, Ecuador, Jordan, Mexico, Morocco, Nigeria, Panama, Peru, the Philippines, Poland, Slovenia, Uruguay and Venezuela. Brady bonds have been issued only recently, and for that reason do not have a long payment history. Brady bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar) and are actively traded in over-the-counter secondary markets. U.S. dollar-denominated, collateralized Brady bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds. Brady bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (the uncollateralized amounts constituting the "residual risk"). In light of the residual risk of Brady bonds and the history of defaults of countries issuing Brady bonds with respect to commercial bank loans by public and private entities, investments in Brady bonds may be viewed as speculative.




The risks of investing in foreign securities may be intensified in the case of investments in emerging markets. Securities of many issuers in emerging markets may be less liquid and more volatile than securities of comparable domestic issuers. Emerging markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Trust is uninvested and no return is earned thereon. The inability of the Trust to make intended security purchases due to settlement problems could cause the Trust to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result in losses to the Trust due to subsequent declines in value of the portfolio security, a decrease in the level of liquidity in the Trust's portfolio, or, if the Trust has entered into a contract to sell the security, in possible liability to the purchaser. Certain markets may require payment for securities before delivery, and in such markets the Trust bears the risk that the securities will not be delivered and that the Trust's payments will not be returned. Securities prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of businesses, restrictions on foreign ownership, or prohibitions of repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries of emerging markets may be predominantly based on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume potentially making prompt liquidation of substantial holdings difficult or impossible at times. Securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.




Certain emerging markets may require governmental approval for the repatriation of investment income, capital or the proceeds of sale of securities of foreign investors. In addition, if a deterioration occurs in an emerging market's balance of payments or for other reasons a country could impose temporary restrictions on foreign capital remittances. The Trust could be adversely



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


effected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Trust of any restrictions on investments.




Investment in certain foreign emerging market debt obligations may be restricted or controlled to varying degrees. These restrictions or controls may at times preclude investment in certain foreign emerging market debt obligations and increase the expenses of the Trust.




When the Investment Adviser believes that investing for temporary defensive purposes is appropriate, such as during periods of unusual market conditions, part or all of the Trust's assets may be temporarily invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, notes, U.S. Government Securities, foreign government securities and repurchase agreements. Such obligations will all be at least investment grade.


The investment objective and policies described above may be changed without shareholder approval.


                              INVESTMENT PRACTICES


The following investment practices apply to the portfolio investments of the Trust. These practices may be changed without shareholder approval.

Options. In an effort to increase current income and to reduce fluctuations in net asset value, the Trust may write covered put and call options and purchase put and call options on U.S. Government Securities and may engage in such options transactions with respect to other securities including domestic and foreign securities indices and with respect to foreign currencies. See "Forward Contracts and Options on Foreign Currency" below. All such options will be traded on either United States or foreign securities exchanges or over-the-counter. This practice may result in the loss of principal under certain market conditions. For a further discussion of the use, risks and costs of options trading, see "Options and Futures" below.




Futures Contracts and Options on Futures Contracts. The Trust may enter into contracts for the purchase or sale for future delivery of fixed income securities or foreign currencies, or contracts based on financial indices including any index of U.S. or foreign government securities ("Futures Contracts") and may purchase and write options to buy or sell Futures Contracts ("Options on Futures Contracts"). Futures Contracts and Options on Futures Contracts to be written or purchased by the Trust will be traded on U.S. or foreign exchanges. These investment techniques are designed only to hedge against anticipated future changes in interest or exchange rates or securities prices which otherwise might either adversely affect the value of the Trust's portfolio securities or adversely affect the prices of securities which the Trust intends to purchase at a later date. Should interest or exchange rates move in an unexpected manner, the Trust may not achieve the anticipated benefits of Futures Contracts or Options on Futures Contracts or may realize a loss. For further discussion of the use, risks and costs of Futures Contracts and Options on Futures Contracts, see "Options and Futures" below.



The Trustees have adopted the requirement that Futures Contracts and Options on Futures Contracts only be used as a hedge and not for speculation. In addition to this requirement, the

Board of Trustees has also adopted two other restrictions on the use of Futures Contracts. The first restriction is that the Trust will not enter into any Futures Contracts and Options on Futures Contracts if immediately thereafter the amount of initial margin deposits on all the Futures Contracts of the Trust and premiums paid on Options on Futures Contracts would exceed 5% of the market value of the total assets of the Trust. The second restriction is that the value of the securities and other obligations underlying all such Futures Contracts held by the Trust not exceed 50% of the value of the total assets of the Trust. Neither of these restrictions will be changed by the Trust's Board of Trustees without considering the policies and concerns of the various federal and state regulatory agencies.




Lending of Portfolio Securities. The Trust may seek to increase its income by lending portfolio securities to the extent consistent with present regulatory policies, including those of the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission (the "SEC"). Such loans will usually be made only to member banks of the Federal Reserve System and member firms (and subsidiaries thereof) of the New York Stock Exchange and would be required to be secured continuously by collateral in cash, U.S. Government Securities or an irrevocable letter of credit maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Trust would have the right to call a loan and obtain the securities loaned at any time on customary industry settlement notice. For the duration of a loan, the Trust would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and would also receive either interest (through the investment of cash collateral) or a fee (if the collateral is U.S. Government Securities). The Trust would not, however, have the right to vote any securities having voting rights during the existence of the loan, but the Trust would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to firms deemed by the Investment Adviser to be of good standing, and when, in the judgment of the Investment Adviser, the consideration which can be earned currently from securities loans of this type justified the attendant risk. If the Investment Adviser determines to make securities loans, it is intended that the value of the securities loaned would not exceed 30% of the value of the Trust's total assets.




"When-Issued Securities". Securities may be purchased on a "when-issued" or on a "forward delivery" basis, which means that the obligations will be delivered at a future date beyond customary settlement time. The commitment to purchase a security for which payment will be made on a future date may be deemed a separate security. Although the Trust is not limited to the amount of securities for which it may have commitments to purchase on such basis, it is expected that under normal circumstances, the Trust will not commit more than 30% of its assets to such purchases. The Trust does not pay for the securities until received or start earning interest on them until the contractual settlement date. In order to invest its assets immediately, while awaiting delivery of securities purchased on such basis, the Trust may invest in short-term securities that offer same-day settlement and earnings, but that may bear interest at a lower rate than longer term securities.




The Trust has established procedures consistent with the General Statement of Policy of the SEC concerning such commitments. However, although the Trust does not intend to make such purchases for speculative purposes and intends to adhere to the provisions of the SEC policy, purchases of securities on such basis may involve more risk than other types of purchases. For example, if the Trust determines it is necessary to sell the "when-issued" or "forward delivery" securities before delivery, it may incur a gain or a loss because of market fluctuations since the time the commitment to purchase such securities was made. Purchasing securities on a when-issued basis involves a risk that the yields available in the market when delivery takes place may be higher than yields on the securities purchased.




Repurchase Agreements. The Trust may enter into repurchase agreements in order to earn additional income on available cash or as a temporary defensive measure. Under a repurchase agreement, the Trust acquires securities subject to the seller's agreement to repurchase at a specified time and price.




The Trust may enter into repurchase agreements with sellers who are member firms (or a subsidiary thereof) of the New York Stock Exchange, members of the Federal Reserve System, or recognized primary U.S. Government Securities dealers or institutions which the Investment Adviser has determined to be of comparable creditworthiness. The securities that the Trust purchases and holds through its agent are U.S. Government Securities, the values of which are equal to or greater than the repurchase price agreed to be paid by the seller. The repurchase price may be higher than the purchase price, the difference being income to the Trust, or the purchase and repurchase price may be the same, with interest at a standard rate due to the Trust together with the repurchase price on repurchase. In either case, the income to the Trust is unrelated to the interest rate on U.S. Government Securities.




The repurchase agreement provides that in the event the seller fails to pay the price agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Trust will have the right to liquidate the securities. If at the time the Trust is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Trust's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Trust. The Trust has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Trust only enters into repurchase agreements after the Investment Adviser has determined that the seller is creditworthy, and the Investment Adviser monitors that seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked-to-market every business day) is required to be greater than the repurchase price, and the Trust has the right to make margin calls at any time if the value of the securities falls below the agreed upon margin.

Mortgage Pass-Through Securities. The Trust may invest in mortgage pass-through securities. Mortgage pass-through securities are securities representing interests in "pools" of mortgage loans. Monthly payments of interest and principal by the individual borrowers on mortgages are passed through to the holders of the securities (net of fees paid to the issuer or guarantor of the securities) as the mortgages in the underlying mortgage pools are paid off. The average lives of mortgage pass-throughs are variable when issued because their average lives depend on prepayment rates. The average life of these securities is likely to be substantially shorter than their stated final maturity as a result of unscheduled principal prepayment. Prepayments on underlying mortgages result in a loss of anticipated interest, and all or a part of a premium if any has been paid, and the actual yield (or total return) to the Trust may be different than the quoted yield on the securities. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. Like other fixed income securities, when interest rates rise the value of the mortgage pass-through security generally will decline; however, when interest rates are declining, the value of mortgage pass-through securities with prepayment features may not increase as much as that of other fixed income securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass through" of the monthly payments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. Some mortgage pass-through securities (such as securities issued by the GNMA) are described as "modified pass-through securities." These securities entitle the holder to receive all interests and principal payments owed on the mortgages in the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether the mortgagor actually makes the payment.



The principal government guarantor of mortgage pass-through securities is GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages. These guarantees, however, do not apply to the market value or yield of mortgage pass-through securities. GNMA securities are often purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and will be lost if prepayment occurs.

Government-related guarantors (i.e., whose guarantees are not backed by the full faith and credit of the U.S. Government) include FNMA and Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional residential mortgages (i.e., mortgages not insured or guaranteed by any governmental agency) from a list of approved sellers/servicers which include state and federally-chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment by FNMA of principal and interest.

FHLMC was created by Congress in 1970 as a corporate instrumentality of the U.S. Government for the purpose of increasing the availability of mortgage credit for residential housing. FHLMC issues Participation Certificates ("PCs") which represent interests in conventional mortgages (i.e., not federally insured or guaranteed) from FHLMC's national portfolio. FHLMC guarantees timely payment of interest and ultimate collection of principal regardless of the status of the underlying mortgage loans.



Corporate Asset-Backed Securities. The Trust may invest in corporate asset-backed securities. These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card and automobile loan receivables, representing the obligations of a number of different parties.



Corporate asset-backed securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is the risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.



Corporate asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors to make payments on underlying assets, the securities may contain elements of credit support which fall into two categories: (1) liquidity protection and (2) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default ensures payment through insurance policies or letters of credit obtained by the issuer or sponsor from third parties. The Trust will not pay any additional or separate fees for credit support. The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated or failure of the credit support could adversely affect the return on an investment in such a security.

Mortgage "Dollar Roll" Transactions. The Trust may enter into mortgage "dollar roll" transactions with selected banks and broker-dealers pursuant to which the Trust sells mortgage-backed securities for delivery in the future (generally within 30 days) and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. The Trust will only enter into covered rolls. A "covered roll" is a specific type of "dollar roll" for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the "dollar roll" transaction. During the roll period, the Trust forgoes principal and interest paid on the mortgage-backed securities. The Trust is compensated for the lost interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Trust may also be compensated by receipt of a commitment fee.

Forward Contracts And Options On Foreign Currency. The Trust may enter into forward contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "Forward Contract") and options on foreign currencies for hedging purposes as well as for non-hedging purposes. The Trust may also enter into a Forward Contract on one currency in order to hedge against risk of loss arising from fluctuations in the value of a second currency (referred to as a "cross hedge") if, in the judgment of the Investment Adviser, a reasonable degree of correlation can be expected between movements in the values of the two currencies. By entering into Forward Contracts and options on foreign currencies for hedging purposes, the Trust may be required to forego all or a portion of the benefits of advantageous changes in exchange rates. The Trust may also enter into transactions in Forward Contracts and options on foreign currencies for other than hedging purposes; however, where exchange rates do not move in the direction or to the extent anticipated, the Trust may sustain losses which will reduce its gross income.

The Trust has established procedures consistent with statements by the SEC and its staff regarding the use of Forward Contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Trust satisfies this requirement through the segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked-to-market on a daily basis, in an amount equal to the value of its commitments under Forward Contracts entered into by the Trust. While Forward Contracts are not presently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate Forward Contracts. In such event the Trust's ability to utilize Forward Contracts in the manner set forth above may be restricted. Forward Contracts and options on foreign currencies may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Trust than if it had not engaged in such transactions. For further discussion of the use, risks and costs of Forward Contracts and options on foreign currency, see "Options and Futures" below.

Loans and Other Direct Indebtedness. The Trust may invest a portion of its assets in loans and other direct indebtedness. By purchasing a loan, the Trust acquires some or all of the interest of a bank or other lending institution in a loan to a corporate borrower. Many such loans are secured, and most impose restrictive covenants which must be met by the borrower. These loans are made generally to finance internal growth, mergers, acquisitions, stock repurchases, leveraged by-outs and other corporate activities. Such loans may be in default at the time of purchase. The Trust may also purchase trade or other claims against companies, which generally represent money owed by the company to a supplier of goods and services. These claims may also be purchased at a time when the company is in default. Certain of the loans acquired by the Trust may involve revolving credit facilities or other standby financing commitments which obligate the Trust to pay additional cash on a certain date or on demand.

The highly leveraged nature of many such loans may make such loans especially vulnerable to adverse changes in economic or market conditions. Loans and other direct investments may not be in the form of securities or may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Trust may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value.

Certain of the loans acquired by the Trust may involve revolving credit facilities or other standby financing commitments which obligate the Trust to pay additional cash on a certain date or on demand. To the extent that the Trust is committed to advance additional funds, it will at all times hold and maintain in a segregated account cash or other high grade debt obligations in an amount sufficient to meet such commitments.

The Trust's ability to receive payments of principal, interest and other amounts due in connection with these investments will depend primarily on the financial condition of the borrower. In selecting the loan participations and other direct investments which the Trust will purchase, the

Investment Adviser will rely upon its (and not that of the original lending institution's) own credit analysis of the borrower. As the Trust may be required to rely upon another lending institution to collect and pass on to the Trust amounts payable with respect to the loan and to enforce the Trust's rights under the loan, an insolvency, bankruptcy or reorganization of the lending institution may delay or prevent the Trust from receiving such amounts. In such cases, the Trust will evaluate as well the creditworthiness of the lending institution and will treat both the borrower and the lending institution as an "issuer" of the loan participation for purposes of certain investment restrictions pertaining to the diversification of the Trust's portfolio investments. The highly leveraged nature of many such loans may make such loans especially vulnerable to adverse changes in economic or market conditions. Investments in such loans may involve additional risks to the Trust. For example, if a loan is foreclosed, the Trust could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Trust could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Trust relies on the Investment Adviser's research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Trust. In addition, loan participations and other direct investments may not be in the form of securities or may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Trust may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. To the extent that the Investment Adviser determines that any such investments are illiquid, the Trust will include them in the investment limitations described below.

Short Sales. If the Trust anticipates that the price of a security will decline, it may sell the security short and borrow the same type of security from a broker or other institution to complete the sale. The Trust may make a profit or loss depending upon whether the market price of the security decreases or increases between the date of the short sale and the date on which the Trust must replace the borrowed security. Possible losses from short sales differ from losses that could be incurred from a purchase of a security, because losses from short sales may be unlimited, whereas losses from purchases can equal only the total amount invested.

The Trust may seek to hedge investments or realize additional gains through short sales. The Trust may make short sales, which are transactions in which the Trust sells a security it does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the Trust must borrow the security to make delivery to the buyer. The Trust then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Trust. Until the security is replaced, the Trust is required to repay the lender any dividends or interest which accrue during the period of the loan. To borrow the security, the Trust also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. The Trust also will incur transaction costs in effecting short sales.

The Trust will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Trust replaces the borrowed security. The Trust will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Trust may be required to pay in connection with a short sale. Whenever the Trust engages in short sales, its custodian segregates cash or U.S. Government securities in an amount that, when combined with the amount of collateral deposited with the broker in connection with the short sale, equals the current market value of the security sold short. The segregated assets are marked to market daily.

Collateralized Mortgage Obligations and Multi-Class Pass-Through Securities. The Trust may invest a portion of its assets in collateralized mortgage obligations or "CMOs," which are debt obligations collateralized by mortgage loans or mortgage pass-through securities, which in the case of U.S. Government Securities are issued or guaranteed by the U.S. Government, its agencies, authorities or instrumentalities. Typically, CMOs are collateralized by certificates issued by GNMA, FNMA or FHLMC but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral collectively hereinafter referred to as "Mortgage Assets"). The Trust may also invest a portion of its assets in multi-class pass-through securities which are equity interests in a Pool composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multi-class pass-through securities. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. CMOs may be issued by agencies or instrumentalities of the United States or a foreign government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing.



The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit (a "REMIC").

In a CMO, a series of bonds or certificates may be issued in multiple classes. Each class of CMOs, often referred to as a "tranche", is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrued on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a series of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full. Certain CMOs may be stripped (securities which provide only the principal or interest factor of the underlying security). See "Stripped Mortgage-Backed Securities" below for a discussion of the rights of investing in these stripped securities and of investing in classes consisting primarily of interest payments or principal payments.



The Trust may also invest in parallel pay CMOs and Planned Amortization Class CMOs ("PAC Bonds"). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds are always parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

Stripped Mortgage-Backed Securities. In addition, the Trust may invest a portion of its assets in stripped mortgage-backed securities ("SMBS"), which are derivative multi-class mortgage securities issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks and investment banks.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the Mortgage Assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest only or "IO" class) while the other class will receive all of the principal (the principal only or "PO" class). The yield to maturity on an IO is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and a rapid rate of principal payments may have a material adverse effect on such security's yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, the Trust may fail to fully recoup its initial investment in these securities. The market value of the class consisting primarily or entirely of principal payments may be unusually volatile in response to changes in interest rates.

Yield Curve Options. The Trust may also enter into options on the "spread", or differential, between two securities, in a transaction referred to as a "yield curve" option. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is usually settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

Yield curve options may be used for the same purposes as other options on securities. Specifically, the Trust may purchase or write such options in order to protect against the adverse effects of a potential widening or narrowing of the spreads between securities, or other interest rate sensitive instruments, held in the Trust's portfolio. The Trust may also purchase or write yield curve options for other than hedging purposes if, in the judgment of the Investment Adviser, the Trust will be able to profit from movements in the spread between the yields of the underlying securities. The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, however, such options present risk of loss even if the yield of one of the underlying securities remains constant, if the spread moves in a direction or to an extent which was not anticipated. Yield curve options written by the Trust will be covered. A call (or put) option is covered if the Trust holds another call (or put) option on the spread between the same two securities and maintains in a segregated account with its custodian cash or cash equivalents sufficient to cover the Trust's net liability under the two options. Yield curve options may also be covered in such other manner as may be in accordance with the requirements of the counterparty with which the option is traded and applicable laws and regulations. Yield curve options are traded over-the-counter and because they have been only recently introduced, established trading markets for these securities have not yet developed.

                           OPTIONS, FUTURES AND SWAPS


Options. The Trust may write covered put and call options and purchase put and call options on securities that are traded on either United States or foreign securities exchanges or over-the-counter.

Call options written by the Trust give the holder the right to buy the underlying securities from the Trust at a stated exercise price; put options written by the Trust give the holder the right to sell the underlying security to the Trust at a stated exercise price. A call option written by the Trust is "covered" if the Trust owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Trust holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or (b) greater than the exercise price of the call written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. A put option written is "covered" if the Trust maintains cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal or greater than the exercise price of the put written or is less than the exercise price of the put written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. Put and call options may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded and applicable rules and regulations. The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the remaining term of the option, supply and demand and interest rates.

The writer of an option may have no control over when the underlying securities must be sold, in the case of a call option, or purchased, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset of a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security at the exercise price, which will usually exceed the then-market value of the underlying security.



The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

Effecting a closing transaction in the case of a written call will permit the Trust to write another option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit the Trust to write another put option to the extent that the exercise price thereof is secured by deposited cash or short-term securities. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Trust investments. If the Trust desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

The Trust will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Trust will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Trust.

An option position may be closed out only where there exists a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options with the result that the Trust would have to exercise the options in order to realize any profit. If the Trust is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by a national securities exchange ("Exchange") on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation ("OCC") may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the OCC as a result of trades on the Exchange would continue to be exercisable in accordance with their terms.

The Trust may write options in connection with buy-and-write transactions: that is, the Trust may purchase a security and then write a call option against that security. The exercise price of the call the Trust determines to write will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, the Trust's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Trust's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.

The writing of covered put options is similar in terms of risk return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Trust's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Trust may elect to close the position or take delivery of the security at the exercise price and the Trust's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money and in-the-money put options may be used by the Trust in the same market environments that call options are used in equivalent buy-and-write transactions.

The Trust may purchase put options to hedge against a decline in the value of its portfolio. By using put options in this way, the Trust will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

The Trust may purchase call options to hedge against an increase in the price of fixed income securities that the Trust anticipates purchasing in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Trust upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Trust.

The staff of the SEC has taken the position that purchased over-the-counter options and assets used to cover written over-the-counter options are illiquid. Therefore, such options and assets, together with other illiquid securities, cannot exceed 20% of the Trust's assets under its investment restrictions. Although the Investment Adviser disagrees with the position, the Investment Adviser intends to limit the Trust's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Trust intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts which the Trust has in place with such primary dealers will provide that the Trust has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Trust for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Trust will treat all or a portion of the formula price as illiquid for purposes of its investment restrictions. The Trust may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such 20% test.



Futures Contracts. The Trust may enter into contracts for the purchase or sale for future delivery of fixed income securities or foreign currencies or contracts based on bonds or on financial indices including any index of U.S. or foreign government securities ("Futures Contracts"). A "sale" of a Futures Contract means a contractual obligation to deliver the securities or foreign currencies called for by the contract at a specified price on a specified date or, in the case of a Futures Contract on an index, a contractual obligation to make or receive a cash settlement. A "purchase" of a Futures Contract means a contractual obligation to acquire the securities or foreign currencies called for by the contract at a specified price on a specified date or, in the case of a Futures Contract on an index, a contractual obligation to make or receive a cash settlement. U.S. Futures Contracts have been designated by exchanges which have been designated "contracts markets" by the CFTC, and must also be executed through a futures commission merchant, or brokerage firm, which is a member or the relevant contract market. Existing contract markets include the Chicago Board of Trade and International Monetary Market of the Chicago Mercantile Exchange. Futures Contracts trade on these markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. The Trust will enter into Futures Contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, and three-month U.S. Treasury Bills. The Trust may also enter into Futures Contracts which are based on financial indices, corporate securities, non-U.S. Governmental bonds and Eurodollar deposits.

At the same time a Futures Contract is purchased or sold, the Trust must allocate cash or securities as a deposit payment ("initial deposit"). The initial deposit varies, but may be as low as 5% or less of a contract's face value. Daily thereafter the Futures Contract is valued and the payment of "variation margin" may be required, since each day the Trust would provide or receive cash that reflects any decline or increase in the contract's value.



At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a Futures Contract may not have been issued when the contract was written.

A Futures Contract based on an index of securities provides for a payment, in cash, equal to the amount, if any, by which the value of the index at maturity is above or below the value of the index at the time the contract was entered into, times a fixed index "multiplier." The index underlying such a Futures Contract is generally a broad based index of securities designed to reflect movements in the relevant market as a whole. The index assigns weighted values to the securities included in the index, and its composition is changed periodically. Futures Contracts on Eurodollar deposits also require the making and acceptance of a cash payment, based on the change in value of the underlying instrument.

Although Futures Contracts by their terms call for the actual delivery or acquisition of securities, foreign currencies or, in the case of Futures Contracts based on an index, the making or acceptance of a cash settlement at a specified future time, in most cases the contractual obligation if fulfilled before the date of the contract by buying (or selling, as the case may be) on a commodities exchange an identical Futures Contract calling for delivery in the same month, subject to the availability of a liquid secondary market. Such a transaction cancels the obligation incurred by the Futures Contract. The Trust will incur brokerage fees when if purchases and sells Futures Contracts.



The purpose of the purchase or sale of a Futures Contract, in the case of a portfolio such as that of the Trust, which holds or intends to acquire long-term fixed income securities, is to attempt to protect the Trust from fluctuations in interest or foreign exchange rates without actually buying or selling long-term fixed income securities or foreign currency. For example, if the Trust owns long-term bonds, and interest rates were expected to increase, the Trust might enter into Futures Contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by the Trust. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the Futures Contracts to the Trust would increase at approximately the same rate, thereby keeping the net asset value of the Trust from declining as much as it otherwise would have. The Trust could accomplish similar results by selling bonds with long maturities and investing bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures as an investment technique allows the Trust to maintain a defensive position without having to sell its portfolio securities.

Similarly, when it is expected that interest rates may decline, Futures Contracts may be purchased to attempt to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of Futures Contracts should be similar to that of long-term bonds, the Trust could take advantage of the anticipated rise in the value of long-term bonds, without actually buying them until the market has stabilized. At that time, the Futures Contracts could be liquidated and the Trust could then buy long-term bonds on the cash market. To the extent the Trust enters into Futures Contracts for this purpose, the assets in the segregated asset account maintained to cover the Trust's obligations with respect to such Futures Contracts will consist of cash, cash equivalents or high quality debt securities from its portfolio in an amount equal to the difference between the fluctuating market value of such Futures Contract and the aggregate value of the initial and variation margin payments made by the Trust with respect to such Futures Contracts.

The ordinary spreads between prices in the cash and futures markets, due to differences in the natures of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close Futures Contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Investment Adviser may still not result in a successful transaction. A Futures Contract entered into by the Trust may be closed out only where there exists a secondary market for such contract.

In addition, Futures Contracts entail risks. Although the Trust believes that the use of such contracts will benefit the Trust, if the Investment Adviser's investment judgment about the direction of interest rates is incorrect, the Trust's overall performance would be poorer than if it had not entered into any such contract. For example, if the Trust had hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in its portfolio and interest rates decrease instead, the Trust will lose part or all of the benefit of the increased value of its bonds which it has hedged because it will have offsetting losses in its futures position. In addition, in such situations, if the Trust had insufficient cash, it may have to sell bonds from its portfolio to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. The Trust may have to sell securities at a time when it may be disadvantageous to do so.

Options on Futures Contracts. The Trust intends to purchase and write Options on Futures Contracts for hedging purposes. The purchase of a call option on a Futures Contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the Futures Contract upon which it is based or price of the underlying debt securities, it may or may not be less risky than ownership of the Futures Contract or underlying debt securities. As with the purchase of Futures Contracts, when the Trust is not fully invested it may purchase a call option on a Futures Contract to hedge a market advance due to declining interest rates.

The writing of a call option on a Futures Contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is below the exercise price, the Trust will retain the full amount of the option premium which provides, a partial hedge against any decline that may have occurred in the Trust's portfolio holdings. The writing of a put option on a Futures Contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is higher than the exercise price, the Trust will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Trust intends to purchase. If a put or call option the Trust has written is exercised, the Trust will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures position, the Trust's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities. The writer of an option on a Futures Contract is subject to the risks of commodity futures trading, including the requirement of initial and variation margin payments, and both parties are subject to the additional risk that movements in price of the option may not correlate with movements in the price of the underlying security, currency, index or Futures Contracts.

The Trust may cover the writing of call options on Futures Contracts (a) through purchases of the underlying Futures Contract, (b) through ownership of the instrument, or instruments included in the index, underlying the Futures Contract, or (c) through the holding of a call on the same Futures Contract and in the same principal amount as the call written where the exercise price of the call held (i) is equal to or less than the exercise price of the call written or
(ii) is greater than the exercise price of the call written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. The Trust may cover the writing of put options on Futures Contracts (a) through sales of the underlying Futures Contract, (b) through segregation of cash or cash equivalents in an amount equal to the value of the security or index underlying the Futures Contracts, or (c) through the holding of a put on the same Futures Contract and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. Put and call options on Futures Contracts may also be covered in such other manner as may be in accordance with the rules of the exchange on which they are traded and applicable laws and regulations.

The purchase of a put option on a Futures Contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, the Trust may purchase a put option on a Futures Contract to hedge the Trust's portfolio against the risk of rising interest rates.

The amount of risk the Trust assumes when it purchases an option on a Futures Contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying Futures Contract will not be fully reflected in the value of the option purchased.

The Trust's ability to engage in the options and futures strategies described above will depend on the availability of liquid markets in such instruments. Therefore no assurance can be given that the Trust will be able to utilize these instruments effectively for the purposes set forth above.

Forward Contracts on Foreign Currency. The Trust may enter into forward foreign currency exchange contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "Forward Contract"). The Trust will enter into Forward Contracts for hedging purposes as well as for non-hedging purposes. Transactions in Forward Contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Trust may be required to forego the benefits of advantageous changes in exchange rates. The Trust may also enter into transactions in Forward Contracts for other than hedging purposes. For example, if the Investment Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Trust may purchase or sell such currency, respectively, through a Forward Contract. If the expected changes in the value of the currency occur, the Trust will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Trust may sustain losses which will reduce its gross income.

The Trust has established procedures consistent with the General Statement of Policy of the SEC concurring such commitments. Since that policy currently recommends that an amount of the Trust's assets equal to the amount of the commitment be held aside or segregated to be used to pay for the commitment, the Trust will always have cash or cash equivalents available sufficient to cover any commitments under these contracts to purchase or sell foreign currencies or to limit any potential risk. The segregated account will be marked to market on a daily basis. While these contracts are not presently regulated by the CFTC, the CFTC may in the future assert authority to regulate Forward Contracts. In such event the Trust's ability to utilize Forward Contracts in the manner set forth above may be restricted. Forward Contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Trust than if it had not engaged in such transactions.

Options on Foreign Currencies. The Trust may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which Forward Contracts will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of such securities, the Trust may purchase put options on the foreign currency. If the value of the currency does decline, the Trust will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Trust may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Trust deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Trust could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

The Trust may write options on foreign currencies for the same types of hedging purposes. For example, where the Trust anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Trust could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Trust to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Trust would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Trust also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

All call options written on foreign currencies will be covered. A call option written on foreign currency by the Trust is "covered" if the Trust owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the Trust has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or (b) greater than the exercise price of the call written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. A put option written on foreign currency by the Trust is covered if the Trust has a put on the same foreign currency and in the same principal amount as the put written where the exercise price of the put held is (a) equal to or greater than the exercise price of the put written or (b) less than the exercise price of the put written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. Put and call options on foreign currencies may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded and applicable rules and regulations.

Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by the Trust in Futures Contracts, options on foreign currencies and Forward Contracts are not traded on contract markets regulated by the CFTC or, with the exception of certain foreign currency options, by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchanges, subject to SEC regulation. Similarly, options on securities and on stock indices may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting the Trust to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.



The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for the purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC, or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions, on exercise.



In addition, options on securities, Futures Contracts, Options on Futures Contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors, (ii) the availability of data on which to make trading decisions, (iii) delays in the Trust's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) less trading volume.

In order to assure that the Trust will not be deemed a "commodity pool" for purposes of the Commodity Exchange Act, regulations of the CFTC require that the Trust enter into transactions in Futures Contracts and Options on Futures Contracts only (i) for bona fide hedging purposes (as defined in CFTC regulations), or (ii) for non-hedging purposes, provided that the aggregate initial margin and premiums on such non- hedging positions does not exceed 5% of the liquidation value of the Trust's assets. In addition, the Trust must comply with the requirements of various state securities laws in connection with such transactions.

Future Developments. The Trust proposes to take advantage of opportunities in the area of options, Futures Contracts, Options on Futures Contracts and Forward Contracts which are not presently contemplated for use by the Trust or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Trust's investment objective and legally permissible for the Trust. Such opportunities, if they arise, may involve risks which exceed those in the options and futures activities described above.

Swaps and Related Transactions. As one way of managing its exposure to different types of investments, the Trust may enter into interest rate swaps, currency swaps or structures with embedded swaps and other types of available swap agreements, such as caps, collars and floors. Swaps involve the exchange by the Trust with another party of cash payments based upon different interest rate indexes, currencies, and other prices or rates such as the value of mortgage prepayment rates. For example, in the typical interest rate swap, the Trust might exchange a sequence of cash payments based on a floating rate index for cash payments based on a fixed rate. Payments made by both parties to a swap transaction are based on a notional principal amount determined by the parties.

The Trust may also purchase and sell caps, floors and collars. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the counterparty. For example, the purchase of an interest rate cap entitles the buyer, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the counterparty selling such interest rate cap. The sale of an interest rate floor obligates the seller to make payments to the extent that a specified interest rate falls below an agreed-upon level. A collar arrangement combines elements of buying a cap and selling a floor.

Swap agreements could be used to shift the Trust's investment exposure from one type of investment to another. For example, if the Trust agreed to exchange payments in dollars for payments in foreign currency, in each case based on a fixed rate, the swap agreement would tend to decrease the Trust's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options. Depending on how they are used, swap agreements may increase or decrease the overall volatility of the Trust's investments and its share price and yield.

Swap agreements are sophisticated hedging instruments that typically involve a small investment of cash relative to the magnitude of risks assumed, or no investment of cash. As a result, swaps can be highly volatile and may have a considerable impact on the Trust's performance. Swap agreements are subject to risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. The Trust may also suffer losses if it is unable to terminate outstanding swap agreements or reduce its exposure through offsetting transactions.

Swaps, caps, floors and collars are highly specialized activities which involve certain risks. Swap agreements may be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Trust's exposure to long or short-term interest rates (in the U.S. or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as securities prices or inflation rates. Swap agreements can take many different forms and are known by a variety of names. The Trust is not limited to any particular form or variety of swap agreements if the Investment Adviser determines it is consistent with the Trust's investment objective and policies.

The Trust will maintain liquid assets to cover its current obligations under swap transactions. If the Trust enters into a swap agreement on a net basis (i.e., the two payment streams are netted out, with the Trust receiving or paying, as the case may be, only the net amount of the two payments), the Trust will maintain liquid assets with a daily value at least equal to the excess, if any, of the Trust's accrued obligations under the swap agreement over the accrued amount the Trust is entitled to receive under the agreement. If the Trust enters into a swap agreement on other than a net basis, it will maintain liquid assets with a value equal to the full amount of the Trust's accrued obligations under the agreement.

The most significant factor in the performance of swaps, caps, floors and collars is the change in the specific interest rate, currency or other factor that determines the amount of payments to be made under the arrangement. If the Investment Adviser is incorrect in its forecasts of such factors, the investment performance of the Trust would be less than what it would have been if these investment techniques had not been used. If a swap agreement calls for payments by the Trust, the Trust must be prepared to make such payments when due. In addition, if the counterparty's creditworthiness declines, the value of the swap agreement would be likely to decline, potentially resulting in losses. If the counterparty defaults, the Trust's risk of loss consists of the net amount of payments that the Trust is contractually entitled to receive. The Trust anticipates that it will be able to eliminate or reduce its exposure under these arrangements by assignment or other disposition or by entering into an offsetting agreement with the same or another counterparty.

                                  RISK FACTORS

The Trust is designed primarily as a long-term investment and not as a trading vehicle. The value of shares of the Trust will vary as the aggregate value of the Trust's portfolio securities increases or decreases. The net asset value of the Trust may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income portfolio securities invested at higher yields can be expected to rise. Conversely, when interest rates rise, the value of fixed income portfolio securities invested at lower yields can be expected to decline. Moreover the value of the lower-rated fixed income securities that the Trust purchases will fluctuate more than the value of higher-rated fixed income securities. These lower-rated fixed income securities generally tend to reflect short-term corporate and market developments to a greater extent than higher-rated securities, which react primarily to fluctuations in the general level of interest rates. If the Investment Adviser's expectations of changes in interest rates or its evaluation of the normal yield relationship between two securities proves to be incorrect, the Trust's income, net asset value and potential capital gain may be decreased or its potential capital loss may be increased.

The Trust's target annual distribution rate is calculated based on the Trust's net asset value, not a fixed share price, and the Trust's dividend amount will fluctuate with changes in the Trust's net asset value.

The Trust may invest in fixed income securities rated Baa by Moody's or BBB by S&P or Fitch and comparable unrated securities. These securities, while normally exhibiting adequate protection parameters, have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than in the case of higher grade fixed income securities.

The Trust may also invest in corporate fixed income securities rated Ba or lower by Moody's or BB or lower by S&P or Fitch and comparable unrated securities (commonly known as "junk bonds"). No minimum rating standard is required by the Trust. These securities are considered speculative and, while generally providing greater income than investments in higher rated securities, will involve greater risk of principal and income (including the possibility of default or bankruptcy of the issuers of such securities) and may involve greater volatility of price (especially during periods of economic uncertainty or change) than securities in the higher rating categories and because yields vary over time, no specific level of income can ever be assured.

During certain periods, the higher yields on the Trust's lower-rated, high yielding fixed income securities are paid primarily because of the increased risk of loss of principal and income, arising from such factors as the heightened possibility of default or bankruptcy of the issuers of such securities. Due to the fixed income payments of these securities, the Trust may continue to earn the same level of interest income while its net asset value declines due to portfolio losses, which could result in an increase in the Trust's yield despite the actual loss of principal.


These lower-rated high yielding fixed income securities generally tend to reflect economic changes (and the outlook for economic growth), short-term corporate and industry developments and the market's perception of their credit quality (especially during times of adverse publicity) to a greater extent than higher-rated securities which react primarily to fluctuations in the general level of interest rates although they are also affected by changes in interest rates. In the past, economic downturns or an increase in interest rates have, under certain circumstances, caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers.



The prices for these securities may be affected by legislative and regulatory developments. The market for these lower-rated fixed income securities may be less liquid than the market for investment grade fixed income securities. Furthermore, the liquidity of these lower-rated securities may be affected by the market's perception of their credit quality. Therefore, the Investment Adviser's judgment may at times play a greater role in valuing these securities than in the case of investment grade fixed income securities, and it also may be more difficult during times of certain adverse market conditions to sell these lower-rated securities to respond to changes in the market. While the Investment Adviser may refer to ratings issued by established credit rating agencies, it is not the Trust's policy to rely exclusively on ratings issued by these rating agencies, but rather to supplement such ratings with the Investment Adviser's own independent and ongoing review of credit quality. To the extent the Trust invests in these lower-rated securities, the achievement of its investment objective may be more dependent on the Investment Adviser's own credit analysis than in the case of a fund investing in higher quality fixed income securities. These lower-rated securities may also include zero coupon bonds, deferred interest bonds and PIK bonds which are described above.



While Futures Contracts and Options on Futures Contracts will be used solely for hedging purposes and Options and Forward Contracts will be used in part for hedging purposes, the trading of such instruments involve certain risks, including risk of loss arising from adverse price or rate movements, margin requirements, market illiquidity and the potential default of a broker, counterparty or clearinghouse.



The Trust may be required to receive delivery of the foreign currencies underlying options on foreign currencies or Forward Contracts it has entered into. This could occur, for example, if an option written by the Trust is exercised or the Trust is unable to close out a Forward Contract it has entered into. The Trust may also elect to accept delivery of the currencies underlying options or Forward Contracts if, in the judgment of the Investment Adviser, it is in the best interest of the Trust to do so. In such instances as well, the Trust may promptly convert the foreign currencies to U.S. dollars at the then current exchange rate, or may hold such currencies for an indefinite period of time.

While the holding of currencies may permit the Trust to take advantage of favorable movements in the applicable exchange rate, it also exposes the Trust to risk of loss if such rates move in a direction adverse to the Trust's position. Such losses could reduce any profits or increase any losses sustained by the Trust from the sale or redemption of securities, and could reduce the dollar value of interest or dividend payments received. In addition, the holding of currencies could adversely affect the Trust's profit or loss on currency options or Forward Contracts, as well as its hedging strategies. Where the Trust enters into Forward Contacts as a "cross hedge" (i.e., the purchase or sale of a Forward Contract on one currency to hedge against the risk of loss arising from changes in value of a second currency), the Trust incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.

The portion of the Trust's portfolio directed toward capital appreciation will be aggressively managed with a higher risk of loss than that of more conservatively managed portfolios. Many of the securities offering the capital appreciation sought by the Trust will involve a high degree of risk. The Trust will seek to reduce risk by investing its assets in a number of securities markets (e.g., U.S. Government, corporate fixed income, equity and foreign) and issuers, performing credit analyses of potential investments and monitoring current developments and trends in both the economy and financial markets.

Some of the Trust's assets may be invested in securities whose issuers have operating losses, substantial capital needs, negative net worths, are insolvent or are involved in bankruptcy or reorganization proceedings. It is difficult to value financially distressed issuers and to estimate prospects for their financial recovery. The issuers may be unable to meet debt service requirements and the investments may take considerable time to appreciate in value. Some of the securities acquired by the Trust may not be current on payment of interest or dividends. In the event that issuers of securities owned by the Trust become involved in bankruptcy or other insolvency proceedings, additional risks will be present. Bankruptcy or other insolvency proceedings are highly complex, can be very costly and may result in unpredictable outcomes. The bankruptcy court has extensive powers and under certain circumstances may alter contractual obligations of the bankrupt company.

Since there may be no public market or only inactive trading markets for some of the securities in which the Trust invests, the Trust may be required to retain such investments for indefinite periods or to sell them at substantial losses. Such securities may involve greater risks, often related to creditworthiness, solvency, relative liquidity of the secondary market, potential market losses, vulnerability to rising interest rates and economic downturns and market price volatility based upon interest rate sensitivity, all of which may adversely affect the Trust's net asset value. This may be particularly true of lower-rated or unrated securities in which the Trust may invest. See the sub-section "Corporate Fixed Income Securities" of the section "Investment Objective and Policies" above.

To the extent the Trust holds zero coupon or deferred interest bonds or option notes in its portfolio or bonds paying interest in the form of additional debt obligations, the Trust would recognize income currently even though the Trust received no cash payments of interest and would raise cash to satisfy its obligation to distribute such income to shareholders from sales of portfolio securities. See Item 10.4 for a discussion of the tax treatment regarding these investments.

Although change in the value of the Trust's portfolio securities subsequent to their acquisition are reflected in the net asset value of shares of the Trust, such changes will not affect the income received by the Trust from such securities. The portion of distributions paid by the Trust that are comprised of income will increase or decrease in relation to the income received by the Trust from its investments, which will in any case be reduced by the Trust's expenses before being distributed to the Trust's shareholders. To the extent that the Trust uses options, Futures Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies, such techniques may result in the loss of principal under certain market conditions. See "Options and Futures" above.

The Trust may invest in foreign securities. Investing in securities of foreign issuers generally involves risks not ordinarily associated with investing in securities of domestic issuers. These include changes in currency rates, exchange control regulations, governmental administration or economic or monetary policy (in the United States or abroad) or circumstances in dealings between nations. Costs may be incurred in connection with conversions between various currencies. Special considerations may also include more limited information about foreign issuers, higher brokerage costs, different accounting standards and thinner trading markets. Foreign securities markets may also be less liquid, more volatile and less subject to government supervision than in the United States. Investments in foreign countries could be affected by other factors including expropriation, confiscatory taxation and potential difficulties in enforcing contractual obligations and could be subject to extended settlement periods. As a result of its investment in foreign securities, the Trust may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in the foreign currencies in which the securities are denominated. Under certain circumstances, such as where the Investment Adviser believes that the applicable exchange rate is unfavorable at the time the currencies are received or the Investment Adviser anticipates, for any reason that the exchange rate will improve, the Trust may hold such currencies for an indefinite period of time. The Trust may also hold foreign currency in anticipation of purchasing foreign securities. While the holding of currencies will permit the Trust to take advantage of favorable movements in the applicable exchange rate, such strategy also exposes the Trust to risk of loss if exchange rates move in a direction adverse to the Trust's position. Such losses could reduce any profits or increase any losses sustained by the Trust from the sale or redemption of securities and could reduce the dollar value of interest or dividend payments received.

The Trust is a "non-diversified" investment company. As a result, the Trust may invest up to 25% of its assets in the securities of any one issuer, subject only to the requirements of the Internal Revenue Code of 1986, as amended. U.S. Government Securities are not subject to any such investment limitations. Since the Trust may invest a relatively high percentage of its assets in the securities of a limited number of issuers, the Trust may be more susceptible to any single economic, political or regulatory occurrence and to the financial conditions of the issuers in which it invests.

The Trust is a closed-end investment company. Shares of a closed-end investment company frequently trade at a discount to net asset value. Because the Trust is a closed-end investment company, the shareholders do not have the right to cause the Trust to repurchase their shares at net asset value.

The Trust's shares also may trade at a premium to their net asset value. When Trust shares trade at a premium, buyers pay more than the net asset value underlying Trust shares, and shares purchased at a premium may receive less than the amount paid for them in the event of the Trust's liquidation. The Trust's monthly distributions may include a return of capital to shareholders. Distributions that are treated for federal income tax purposes as a return of capital will reduce each shareholder's basis in his or her shares and, to the extent the return of capital exceeds such basis, will be treated as gain to the shareholder from a sale of shares. Returns of shareholder capital have the effect of reducing the Trust's assets and increasing the Trust's expense ratio. If a portion of the Trust's distributions represents returns of capital over extended periods, this could lead to a reduction in the Trust's assets over time to levels where the Trust is no longer viable and might be liquidated.

The risks of swaps and related transactions are discussed along with a description of the investment techniques beginning on page 27.

An investment in shares of the Trust should not constitute a complete investment program and may not be appropriate for all investors.

                             INVESTMENT RESTRICTIONS



The Trust has adopted the following restrictions which cannot be changed without the approval of the holders of a majority of the shares (which means the lesser of (i) more than 50% of the outstanding shares of the Trust or (ii) 67% or more of the outstanding shares of the Trust present at a meeting at which holders of more than 50% of its outstanding shares are represented in person or by proxy).

     (1) borrow money except to the extent such borrowing is not prohibited by the Investment Company Act of 1940, as amended (the "1940 Act") and exemptive orders granted under such Act;

     (2) underwrite securities issued by other persons, except that all or any portion of the assets of the Trust may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Trust may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security;

     (3) issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, Forward Contracts and Futures Contracts and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security;

     (4) make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act; and

     (5) purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, Futures Contracts and Forward Contracts) in the ordinary course of its business. The Trust reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, Futures Contracts and
          Forward   Contracts)   acquired  as  a  result  of  the  ownership  of
          securities.

     (6) purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry.

In addition, the Trust has adopted the following non-fundamental policies, which may be changed without shareholder approval. The Trust will not:

     (1) invest in illiquid investments, including securities subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the security is suspended, or in the case of unlisted securities, where no market exists), if more than 15% of the Trust's net assets (taken at market value) would be invested in such securities. Repurchase agreements maturing in more than seven days will be deemed to be illiquid for purposes of the Trust's limitation on investment in illiquid securities. Securities that are not registered under the Securities Act of 1933, but are determined to be liquid by the Trust's Board of Trustees (or its delegee), will not be subject to the 15% limitation.

Except for investment restriction no. 1 and the Trust's non-fundamental policy on investing in illiquid securities, these investment restrictions are adhered to at the time of purchase or utilization of assets; a subsequent change in circumstances will not be considered to result in a violation of policy. In the event the investments exceed the percentage specified in the Trust's non-fundamental policy on illiquid investments, the Trust will reduce the percentage of its assets invested in illiquid investments in due course, taking into account the best interests of shareholders.



               DESCRIPTION OF OBLIGATIONS ISSUED OR GUARANTEED BY
                  U.S. GOVERNMENT AGENCIES OR INSTRUMENTALITIES


Federal Farm Credit System Notes and Bonds-are bonds issued by a cooperatively owned nationwide system of banks and associations supervised by the Farm Credit Administration, an independent agency of the U.S. Government. These bonds are not guaranteed by the U.S. Government.

Maritime Administration Bonds-
     are bonds issued and provided by the Department of Transportation of the U.S. Government and are guaranteed by the United States.

FHA debentures-
     are debentures issued by the Federal Housing Administration of the U. S. Government and are guaranteed by the United States.

GNMA Certificates-
     are mortgage-backed securities which represent a partial ownership interests in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage loan included in the pool is either insured by the Federal Housing Administration or guaranteed by the Veterans Administration.

FHLMC Bonds-
     are bonds issued and guaranteed by the Federal Home Loan Mortgage Corporation and are not guaranteed by the U.S. Government.

FNMA Bonds-
     are  bonds  issued  and  guaranteed  by  the  Federal   National   Mortgage
     Association and are not guaranteed by the U.S. Government.

Federal Home Loan Bank Notes and Bonds-
     are notes and bonds issued by the Federal Home Loan Bank System, and are not guaranteed by the U.S. Government.

Although this list includes a description of the primary types of U.S. Government agency or instrumentality obligations in which the Trust intends to invest, the Trust may invest in obligations of U.S. Government agencies or instrumentalities other than those listed above.




                          DESCRIPTION OF BOND RATINGS*
                         MOODY'S INVESTORS SERVICE, INC.

Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa: Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.



Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.



*The ratings indicated herein are believed to be the most recent ratings available at the date of this Amendment for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which will be given to these securities on the date of the Trust's fiscal year end.



Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                       STANDARD AND POOR'S RATINGS GROUP*



AAA: An obligation rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA: An obligation rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

A: An obligation rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.



*Rates all governmental bodies having $1,000,000 or more debt outstanding, unless adequate information is not available.



BBB: An obligation rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.



BB: Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

B: Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC: Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

CC: The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

C: The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC-rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

CI: The rating CI is reserved for income bonds on which no interest is being paid.

D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

NR: Indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.


                            FITCH IBCA, DUFF & PHELPS

AAA: Highest credit quality. AAA ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. AA ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. A ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good credit quality. BBB ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

BB: Speculative. BB ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly speculative. B ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC, C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A CC rating indicates that default of some kind appears probable. C ratings signal imminent default.

DDD, DD, D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. DDD obligations have the highest potential for recovery, around 90% - 100% of outstanding amounts and accrued interest. DD indicates expected recoveries in the range of 50% - 90% and D the lowest recovery potential, i.e. below 50%.

Notes

"+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the `AAA' long-term rating category, or to categorize below `CCC'.

`NR' indicates that Fitch does not rate the issuer or issue in question.

`Withdrawn': A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.



8.5. Share Price Data: Not applicable.

Item 9. Management:



9.1.a. General - Board of Trustees: Management of the Trust's business and affairs is the responsibility of the Board of Trustees of the Trust.

9.1.b. General - Investment Adviser: MFS Investment Management ("MFS") is the Trust's Investment Adviser. MFS and its predecessor organizations have a history of money management dating from 1924, thus making MFS America's oldest mutual fund organization. MFS is a wholly owned subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., 500 Boylston Street, Boston, Massachusetts 02116, which is in turn a wholly-owned subsidiary of Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc., One SunLife Executive Park, Wellesley Hills, Massachusetts 02481. Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc., is a wholly-owned subsidiary of Sun Life Assurance Company of Canada, 150 King Street West, 14th Floor, Toronto, Canada M5H 1J9, which in turn is a wholly-owned subsidiary of Sun Life Financial Services of Canada, Inc. at the same address. The executive officers of MFS report to the Chairman of Sun Life. The principal business address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.

MFS also serves as investment adviser to the following open-end Funds comprising the MFS Family of Funds (except the Vertex Funds mentioned below): Massachusetts Investors Trust; Massachusetts Investors Growth Stock Fund; MFS Growth Opportunities Fund; MFS Government

Securities Fund; MFS Government Limited Maturity Fund; MFS Series Trust I (which has 12 series: MFS Managed Sectors Fund, MFS Cash Reserve Fund, MFS Global Asset Allocation Fund, MFS Strategic Growth Fund, MFS Research Growth and Income Fund, MFS Core Growth Fund, MFS Value Fund, MFS New Discovery Fund, MFS Technology Fund, MFS Research International Fund, MFS Global Telecommunications Fund and MFS Japan Equity Fund); MFS Series Trust II (which has two series: MFS Emerging Growth Fund and MFS Large Cap Growth Fund); MFS Series Trust III (which has three series: MFS High Income Fund, MFS Municipal High Income Fund and MFS High Yield Opportunities Fund); MFS Series Trust IV (which has four series: MFS Money Market Fund, MFS Government Money Market Fund, MFS Municipal Bond Fund and MFS Mid Cap Growth Fund); MFS Series Trust V (which has five series: MFS Total Return Fund, MFS Research Fund, MFS International New Discovery Fund, MFS International Strategic Growth Fund and MFS International Value Fund); MFS
Series Trust VI (which has three series: MFS Global Total Return Fund, MFS Utilities Fund and MFS Global Equity Fund); MFS Series Trust VII (which has one series: MFS Capital Opportunities Fund); MFS Series Trust VIII (which has three series: MFS Strategic Income Fund, MFS Global Growth Fund and MFS Tax Managed Equity Fund); MFS Series Trust IX (which has eight series: MFS Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund, MFS Research Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Emerging Opportunities Fund, MFS Large Cap Value Fund and MFS High Quality Bond Fund); MFS Series Trust X (which has 16 series: MFS Government Mortgage Fund, MFS Emerging Markets Equity Fund, MFS International Growth Fund, MFS International Investors Trust, MFS Strategic Value Fund, MFS Emerging Markets Debt Fund, MFS European Equity Fund, MFS Mid Cap Equity Fund (formerly, MFS New Endeavor Fund), MFS Multi Cap Growth Fund, MFS Fundamental Growth Fund, MFS Gemini Large Cap U.S. Fund, MFS Gemini U.K. Fund, MFS International ADR Fund, MFS Global Conservative Equity Fund, MFS International Core Equity Fund and MFS Global Health Sciences Fund); MFS Series Trust XI (which has four series: MFS Union Standard Equity Fund, Vertex Contrarian Fund, Vertex International Fund and MFS Mid Cap Value Fund); and MFS Municipal Series Trust (which has 18 series: MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund, MFS West Virginia Municipal Bond Fund, MFS Municipal Income Fund, MFS New York High Income Tax Free Fund and MFS Massachusetts High Income Tax Free
Fund) (the "MFS Funds").

MFS also serves as investment adviser of the following open-end Funds: MFS Institutional Trust ("MFSIT") (which has 10 series) and MFS Variable Insurance Trust ("MVI") (which has 15 series).

In addition, MFS serves as investment adviser to the following closed-end funds:
MFS Municipal Income Trust, MFS Multimarket Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Charter Income Trust and MFS Special Value Trust (the "MFS Closed-End Funds").

Lastly, MFS serves as investment adviser to MFS/Sun Life Series Trust ("MFS/SL") (which has 31 series), Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, Global Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account (collectively, the "Accounts").

MFS and its subsidiaries,  provide  investment advice to retailed  institutional
clients.   Net  assets  under  the  management  of  the  MFS  organization  were approximately $132.8 billion as of January 31, 2002.



                          INVESTMENT ADVISORY AGREEMENT



General. The Investment Adviser manages the Trust pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Investment Adviser provides the Trust with overall investment advisory services. Subject to such policies as the Trustees may determine, the Investment Adviser makes investment decisions for the Trust. For these services and facilities, the Investment Adviser receives an annual investment advisory fee, computed and paid monthly.

The Investment Adviser pays the compensation of the Trust's officers and of any Trustee who is an officer of the Adviser. The Investment Adviser also furnishes at its own expense investment advisory and administrative services, including office space, equipment, clerical personnel, investment advisory facilities, and all executive and supervisory personnel necessary for managing the Trust's investments and effecting its portfolio transactions.

The Trust pays the compensation of the Trustees who are "not affiliated" with the Investment Adviser and all expenses of the Trust (other than those assumed by the Investment Adviser) including but not limited to: governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Trust; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Trust; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the Trust's custodian for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Trust; organizational and start up costs; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party or otherwise may have an exposure, and the legal obligation which the Trust may have to indemnify the Trust's Trustees and officers with respect thereto. Expenses relating to the issuance, registration and qualification of shares of the Trust and the preparation, printing and mailing of prospectuses for such purposes are borne by the Trust except that the Distribution Agreement with MFD requires MFD to pay for prospectuses that are to be used for sales purposes.

The Advisory Agreement has an initial two year term and continues in effect thereafter only if such continuance is specifically approved at least annually by the Board of Trustees or by the affirmative vote of a majority of the outstanding voting securities of the Trust. The Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by the affirmative vote of the outstanding voting securities of the Trust, or by either party on not more than 60 days' nor less than 30 days' written notice.

The Advisory Agreement grants the Trust a non-exclusive and non-transferable right and sub-license to use the names "Massachusetts Financial Services," "MFS" or any derivatives or logos associated with those names. If MFS for any reason no longer serves as investment adviser to the Trust, the Trust will promptly cease to use these MFS marks. MFS may permit other clients to use these MFS marks in their names or other material.

The Advisory Agreement also provides that neither the Investment Adviser nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Trust, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of its or their duties and obligations under the Advisory Agreement.

The Investment Adviser is free to render investment and/or other services to others, but the Investment Adviser will at all times endeavor to treat all of its clients in a fair and equitable manner. Whenever the Trust and one or more other Trusts or accounts advised by the Investment Adviser have money available for investment, investments or opportunities to sell investments will be allocated in a manner believed by the Adviser to be fair and equitable to each client. The Investment Adviser may cause the Trust to pay a broker or dealer a higher commission than another broker or dealer might have charged for effecting that transaction, if the Investment Adviser determines, in good faith, that the higher commission was reasonable in relation to the value of brokerage and research services provided by the broker or dealer.

Advisory Fee. For the services provided by MFS under the Advisory Agreement, the Trust will pay MFS an annual fee computed and paid monthly in an amount equal to the sum of 0.68% of the average daily net assets of the Trust and 3.40% of the daily gross income (i.e., income other than gains from the sale of securities, gains from options and futures transactions, premium income from options written and gains from foreign exchange transactions) of the Trust for the Trust's then-current fiscal year.

9.1.c. General - Portfolio Management: John Addeo is the portfolio manager of the Trust. Mr. Addeo, a Vice President of the Adviser, has been employed in the investment area of the Adviser since 1998. From 1997 to 1998 he worked as a research analyst with Eaton Vance Management and from 1993 to 1997 he was a research analyst with Keystone Investments. Mr. Addeo is a Chartered Financial Analyst.



9.1.d. General - Administrators: Inapplicable.



9.1.e. Custodians: State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 is the custodian and dividend disbursing agent for the Trust. The Chase Manhattan Bank, 73 Tremont Street, Boston, MA 02108 has been employed as the global custodian as of July 2, 2001. MFS Service Center, Inc., 500 Boylston Street, Boston, Massachusetts 02116 is the shareholder servicing agent.



9.1.f. General - Expenses: See Item 9.1.b.

9.1.g. General - Affiliated Brokerage: Inapplicable.

9.2. Non-resident Managers: While the Trust is a Massachusetts business trust, Sir J. David Gibbons, a Trustee of the Trust, is not a resident of the United States, and substantially all of his assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process upon him within the United States, to enforce in United States courts, or to realize outside the United States, judgments of courts in the United States predicated upon civil liabilities, if any, of his under the Federal securities laws of the United States. The Trust has been advised that there is substantial doubt as to the enforceability in Bermuda, where he resides, of such civil remedies as are afforded by the Federal securities laws of the United States.



9.3. Control Persons: Inapplicable.

Item 10. Capital Stock, Long-Term Debt, and Other Securities:

10.1. Capital Stock:



a. and f. Description of Shares. The Trust's Declaration of Trust permits the Trust's Board of Trustees to issue an unlimited number of full and fractional Shares of Beneficial Interest (without par value). Each Share represents an equal proportionate interest in the Trust with each other Share. Shares of the Trust participate equally in the earnings, dividends and distribution of net assets upon liquidation or dissolution. The Trust has no present intention of offering additional Shares, except that additional Shares may be issued under the Plan. Other offerings of its Shares, if made, will require approval of the Trust's Board of Trustees. Any additional offering will be subject to the requirements of the 1940 Act that Shares may not be sold at a price below the then-current net asset value, exclusive of underwriting discounts and commissions, except among other things, in connection with an offering to existing shareholders or with the consent of the holders of a majority of the Trust's outstanding voting securities.

Each shareholder of the Trust is entitled to one vote for each Share held on each matter on which the shareholder is entitled to vote. Except when a larger vote is required by applicable law, a majority of the voting power of the Shares voted in person or by proxy on a matter will decide that matter and a plurality of the voting power of the Shares voted in person or by proxy will elect a Trustee. The Declaration of Trust provides that a Trustee may be removed from office at a meeting of shareholders by a vote of Shares representing two-thirds of the voting power of the outstanding Shares of the Trust.

Except in limited circumstances, the Trustees may, without any shareholder vote, amend or otherwise supplement the Trust's Declaration of Trust.

The Trust may reincorporate or reorganize (but not with another operating entity) without any shareholder vote. The Trust may be terminated at any time by a vote of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of shareholders, or by the Trustees by written notice to the shareholders. If not so terminated, the Trust will continue indefinitely.

Under the Declaration of Trust, the Trust may, in the future, convert to a master/feeder structure or a fund of funds structure without shareholder approval. In a master/feeder structure, Trust invests all of its investable assets in another investment company with similar investment objectives and policies. In a fund of funds structure, a Trust invests all or a portion of its assets in multiple investment companies.

The Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust and provides for indemnification and reimbursement of expenses out of Trust property for any shareholder held personally liable for the obligations of the Trust. The Trust also maintains insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust and its shareholders and the Trustees, officers, employees and agents of the Trust covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

The Trust's Declaration of Trust provides that shareholders may not bring suit on behalf of the Trust without first requesting that the Trustees bring such suit unless there would be irreparable injury to the Trust or if a majority of the Trustees have a personal financial interest in the action. Trustees are not considered to have a personal financial interest by virtue of being compensated for their services as Trustees or as trustees of Trusts with the same or an affiliated investment adviser or distributor.

The Trust's Declaration of Trust provides that by becoming a shareholder of the Trust, each shareholder shall be expressly held to have assented to and agreed to be bound by the provisions of the Declaration.

Anti-Takeover Provisions. The Trust presently has certain anti-takeover provisions in its Declaration of Trust which could have the effect of limiting the ability of other entities or persons to acquire control of the Trust, to cause it to merge with or sell its assets to another operating entity, to terminate the Trust, or to modify its structure. The Board of Trustees is divided into three classes, each having a term of three years. Each year the term of one class expires. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. In addition, the affirmative vote or consent of the holders of 66 2/3% of the shares of the Trust (a greater vote than that required by the 1940 Act and, in some cases, greater than the required vote applicable to business corporations under state law) is required to authorize the conversion of the Trust from a closed-end to an open-end investment company or generally to authorize any of the following transactions:

     (i)  merger  or   consolidation  of  the  Trust  with  or  into  any  other
          corporation;

     (ii) issuance of any securities of the Trust to any person or entity for cash;

     (iii)sale, lease or exchange of all or any substantial part of the assets of the Trust to any entity or person (except assets having an aggregate fair market value of less than $1,000,000 or assets sold in the ordinary course of business); or

     (iv) sale, lease or exchange to the Trust, in exchange for securities of the Trust, of any assets of any entity or person (except assets having an aggregate fair market value of less than $1,000,000).

If such corporation, person or entity is directly through affiliates, the beneficial owner of 5% or more of the outstanding shares of the Trust. However, such vote or consent will not be required with respect to the foregoing transactions where the Board of Trustees under certain conditions approves the transaction. Reference is made to the Declaration of Trust of the Trust, on file with the SEC, for the full text of these provisions.

The foregoing provisions will make more difficult a change in the Trust's management, or consummation of the foregoing transactions without the Trustees' approval, and could have the effect of depriving shareholders of an opportunity to sell their Shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Trust in a tender offer or similar transaction. However, the Board of Trustees has considered these anti-takeover provisions and believes that they are in the shareholders' best interest and benefit shareholders by providing the advantage of potentially requiring persons seeking control of the Trust to negotiate with its management regarding the price to be paid and facilitating the continuity of the Trust's management.

Market or Private Repurchases. Since the Trust is a closed-end management investment company, its shareholders do not, and will not, have the right to redeem their shares of the Trust. The Trust, however, may purchase its shares from time to time in the open market or otherwise as and when it is deemed advisable by the Trustees. Such repurchases will be made only when the Trust's shares are trading at a discount of 3% or more from the net asset value of the shares. Shares repurchased by the Trust will be held in treasury. The Trust may incur debt to finance share repurchase transactions. Within six months preceding any such repurchase, the Trust will notify shareholders by letter or report. See the section "Investment Restrictions" of Item 8.2, 8.3 and 8.4.

The shares of the Trust trade in the open market at a price which is a function of several factors, including their net asset value and yield. The shares of closed-end investment companies generally sell at market prices varying from their net asset values. When the Trust repurchases its shares for a price below their net asset value, the net asset value of those shares that remain outstanding will be enhanced, but this does not necessarily mean that the market price of those outstanding shares will be affected, either positively or negatively. Further, interest on borrowings to finance share repurchase transactions will reduce the Trust's net income.



b. Inapplicable.



c. The Declaration of Trust permits the Trustees to make certain changes without a shareholder vote; however no such changes will modify shareholder rights. See
10.1 a and f above.



d. Inapplicable.



e. Dividends and Distributions; Dividend Reinvestment and Cash Purchase Plan. The Trust intends to distribute monthly to shareholders substantially all of its net investment income (non-capital gain income less expense). Net short-term capital gains, if any, from the sale of securities or other assets are expected to be distributed monthly. Undistributed net short-term capital gains and net long-term capital gains, if any, will be distributed at least annually. See Item
10.4. If any monthly distribution exceeds the net investment income and net short-term capital gains available for distribution, the excess will be distributed from other Trust assets. The Trust's final distribution for each calendar year will include any remaining net investment income and net short-term capital gains deemed, for federal income tax purposes, undistributed during the year, as well as any net long-term capital gains; the excess, if any, distributed from other Trust assets, will generally be treated as a tax-free return of capital (up to the amount of the shareholder's tax basis in his shares) which would be, in effect, a return of the shareholder's investment. Such excess, however, will be treated as ordinary dividend income up to the amount of the Trust's current and accumulated earnings and profits. The amount treated as a tax-free return of capital will reduce a shareholder's adjusted basis in his shares, thereby increasing his potential gain or reducing his potential loss on the sale of his shares. Such distribution policy may, under certain circumstances, have certain adverse consequences to the Trust and its shareholders. Shareholders will be sent annual notices reporting the tax status of such distributions. The notices will indicate whether any portion of such distributions represent a return of capital. See Item 10.4.

Shareholders holding shares in their own names may elect to have all income dividend and/or other distributions automatically reinvested by State Street Bank and Trust Company ("State Street"), as Plan agent, pursuant to the Trust's Dividend Reinvestment and Cash Purchase Plan (the "Plan"), the provisions of which are set forth below. After this offering, shareholders of record will be mailed supplemental information regarding the Plan, including a form by which they may elect to participate in the Plan. Shareholders not making such election will receive all such amounts in cash paid by check mailed directly to the shareholder by State Street, as dividend paying agent. Shareholders whose shares are held in the name of a broker or nominee, if a dividend reinvestment service is provided by the broker or nominee, may elect to have dividends and/or distributions automatically reinvested by the broker under the Plan. Shareholders whose shares are held by a broker or nominee which does not provide a dividend reinvestment service will be required to have their shares registered in their own names to participate in the Plan.

Under the Plan, if the Trustees of the Trust declare a dividend from net investment income or other distribution, the non participants in the Plan will receive such dividend or distribution in cash and participants in the Plan will receive the equivalent of such dividend and/or distribution in shares of the Trust. Whenever the market price of the shares on the payment date for the dividend or distribution is equal to or exceeds their net asset value on that date, participants will be issued shares of the Trust at the higher of net asset value or 95% of the market price. This discount reflects savings in underwriting and other costs which the Trust would otherwise be required to incur to raise additional capital. If net asset value exceeds the market price of Trust shares at such time or if the Trust should declare a dividend or other distribution payable only in cash, State Street will, if possible, as agent for the participants, buy Trust shares in the open market, on the New York Stock Exchange or elsewhere, for the participants' accounts. If, before State Street has completed its purchases, the market price exceeds the net asset value of the Trust's shares, the average per share purchase price paid by State Street may exceed the net asset value of the Trust's shares, resulting in the acquisition of fewer shares than if the dividend or distribution had been paid in shares issued by the Trust.



Participants in the Plan may withdraw from the Plan upon written notice to State Street. When a participant withdraws from the Plan or upon termination of the Plan as provided below, certificates for whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share credited to such account.



Participants in the Plan have the option of making additional cash payments to State Street, semi-annually, for investment in the Trust's shares. Such payments may be made in any amount from $100 to $500. State Street will use all funds received from participants to purchase Trust shares in the open market semi-annually. Interest will not be paid on any uninvested cash payments.

State Street maintains all shareholders' accounts in the Plan and furnishes monthly written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Shares in the account of each Plan participant will be held by State Street in non-certificated form in the name of the participant, and each shareholder's proxy will include those shares purchased pursuant to the Plan. While the Trust has no plans to issue additional shares other than pursuant to the Plan, if participants in the Plan desire to exercise any rights which may be issued or granted with respect to shares, they should request that certificates for whole shares be issued to them. Each participant nevertheless has the right to receive certificates for whole shares owned by him.



The Trust will distribute proxy material to nominee and record shareholders in accordance with SEC rules and regulations.



There is no charge to participants for reinvesting dividends and/or distributions, except for certain brokerage commissions, as described below. State Street's fees will be paid by the Trust for the handling of the reinvestment of dividends and/or distributions and by the participants for the handling of voluntary cash payments. State Street will charge a service fee of $0.75 for each cash purchase. There will be no brokerage charges with respect to shares issued directly by the Trust as a result of dividends and/or distributions payable either in stock or in cash. However, each participant will pay a pro rata share of brokerage commissions incurred with respect to State Street's open market purchases in connection with the reinvestment of dividends and/or distributions as well as from voluntary cash payments. Brokerage charges for purchasing small amounts of stock for individual accounts through the Plan are expected to be less than the usual brokerage charges for such transactions, as State Street will be purchasing shares for all participants in blocks and prorating the lower commission thus attainable.



The automatic reinvestment of dividends and/or distributions will not relieve participants of any income tax which may be payable or required to be withheld on such dividends and/or distributions.



Experience under the Plan may indicate that changes are desirable. Accordingly, the Trust reserves the right to amend or terminate the Plan as applied to any voluntary cash payments made and any dividend and/or distribution paid subsequent to written notice of the change sent to the participants in the Plan at least 90 days before the record date for such dividend and/or distribution. The Plan also may be amended or terminated by State Street on at least 90 days' written notice to participants in the Plan. All correspondence concerning the Plan should be directed to State Street Bank and Trust Company at P.O. Box 366, Boston, Massachusetts 02101.



10.2. Long-term debt: Inapplicable.

10.3. General: Inapplicable.

10.4. Taxes: The Trust has elected to be treated and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") by meeting all applicable requirements, including requirements of Subchapter M as to the nature of the Trust's gross income, the amount of Trust distributions, and the composition of the Trust's portfolio assets. Because the Trust intends to distribute all of its net investment income and net realized capital gains to shareholders in accordance with the timing requirements imposed by the Code, it is not expected that the Trust will be required to pay any federal income or excise taxes, although the Trust's foreign-source income may be subject to foreign withholding taxes. If the Trust should fail to qualify as a regulated investment company in any year, the Trust would incur a regular corporate federal income tax upon its taxable income, and distributions received from the Trust would generally be taxable as ordinary dividend income to shareholders.

Shareholders normally will have to pay federal income taxes and any state or local taxes on the dividends and capital gain distributions they receive from the Trust. Dividends from ordinary income and any distributions from net short-term capital gains are taxable to shareholders as ordinary income for federal income tax purposes. It is expected that a portion of such distributions will be eligible for the dividends-received deduction for corporate shareholders if the recipient otherwise qualifies for that deduction with respect to its holding of Trust shares. Deducted amounts may be subject to the alternative minimum tax and may result in adjustments in the tax basis of a shareholder's shares. Distributions of net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) are taxable to shareholders as long-term capital gains, for federal income tax purposes, regardless of the length of time the shareholders have held their shares. Distributions that are treated for federal income tax purposes as a return of capital will reduce each shareholder's basis in his shares and, to the extent the return of capital exceeds such basis, will be treated as gain to the shareholder from a sale of shares. Any dividend that is declared by the Trust in October, November or December of any calendar year, that is payable to shareholders of record in such a month, and that is paid the following January, will be treated as if received by the shareholders on December 31 of the year in which the dividend is declared. The Trust will notify shareholders regarding the federal tax status of its distributions after the end of each calendar year.

Distributions will be taxable as described above, whether received in cash or reinvested in additional shares under the Plan. With respect to distributions received in cash or reinvested in shares purchased on the open market, the amount of the distribution for tax purposes is the amount of cash distributed or allocated to the shareholder. However, with respect to distributions made in shares issued by the Trust pursuant to the Plan, the amount of the distribution for tax purposes is the fair market value of the issued shares on the payment date and a portion of such distribution may be treated as a return of capital. In the case of shares purchased on the open market, a participating shareholder's tax basis in each share received is its cost. In the case of shares issued by the Trust, the shareholder's tax basis in each share received is its fair market value on the payment date.

Any distribution by the Trust will result in a reduction in the fair market value of the Trust's shares by the amount of the distribution. Should a distribution reduce the fair market value below a shareholder's cost basis, the distribution is nevertheless taxable to the shareholder as ordinary income or capital gain, as described above, even though, from an investment standpoint, it may constitute a partial return of capital. Shareholders who purchase shares of the Trust shortly before a distribution may therefore pay the full price for the shares and then effectively receive a portion of the purchase price back as a taxable distribution.

In general, any gain or loss realized upon a taxable disposition of shares of the Trust by a shareholder that holds such shares as a capital asset will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any net capital gain distributions paid by the Trust during such six-month period. Any loss realized upon a taxable disposition of Trust shares may be disallowed under rules relating to wash sales.

The Trust's current dividend and accounting policies will affect the amount, timing and character of distributions to shareholders, and may, under certain circumstances, make an economic return of capital taxable to shareholders. Any investments in zero coupon bonds, deferred interest bonds, option notes, PIK bonds, SMBS, and certain securities purchased at a market discount will cause the Trust to recognize income prior to the receipt of cash payments with respect to those securities. In order to distribute this income and avoid a tax on the Trust, the Trust may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Trust. An investment in residual interests of a CMO that has elected to be treated as a REMIC can create complex tax problems, especially if the Trust has state or local governments or other tax-exempt organizations as shareholders.

The Trust's transactions in options, Futures Contracts, Options on Futures Contracts, Forward Contracts and swaps and related transactions will be subject to special tax rules that could affect the amount, timing and character of distributions to shareholders. For example, certain positions held by the Trust on the last business day of each taxable year will be marked to market (i.e., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held by the Trust that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," which are subject to special tax rules that may cause deferral of Trust losses, adjustments in the holding periods of Trust securities and conversion of short-term into long-term capital losses. Certain tax elections exist for straddles that could alter the effects of these rules. The Trust will limit its activities in options, Futures Contracts, Options on Futures Contracts, Forward Contracts and swaps and related transactions to the extent necessary to meet the requirements of Subchapter M of the Code.

Special tax considerations apply with respect to foreign investments of the Trust. Foreign exchange gains and losses realized by the Trust will generally be treated as ordinary income and losses. Use of foreign currencies for non-hedging purposes may be limited in order to avoid a tax on the Trust. The Trust may elect to market any investments in "passive foreign investment companies" on the last day of each year. This election may cause the Trust to recognize income prior to the receipt of cash payments with respect to those investments; in order to distribute this income and avoid a tax on the Trust, the Trust may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Series.

Investment income received by the Trust from foreign securities may be subject to foreign income taxes withheld at the source; the Trust does not expect to be able to pass through to shareholders foreign tax credits with respect to such foreign taxes. The United States has entered into tax treaties with many foreign countries that may entitle the Trust to a reduced rate of tax or an exemption from tax on such income; the Trust intends to qualify for treaty reduced rates where available. It is not possible, however, to determine the Trust's effective rate of foreign tax in advance since the amount of the Trust's assets to be invested within various countries is not known.

Dividends and certain other payments to persons who are not citizens or residents of the United States ("Non-U.S. Persons") are generally subject to U.S. tax withholding at the rate of 30%. The Trust intends to withhold U.S. federal income tax at the rate of 30% on any payments made to Non-U.S. Persons that are subject to withholding. The Trust may withhold at a lower rate permitted by an applicable treaty if the shareholder provides the documentation required by the Trust. Any amounts overwithheld may be recovered by filing a claim for refund with the U.S. Internal Revenue Service within the time period applicable to such claims. Distributions received from the Trust by Non-U.S. Persons may also be subject to tax under the laws of their own jurisdiction.

The Trust is also required in certain circumstances to apply backup withholding at the rate then in effect on taxable dividends, redemption proceeds and certain other payments that are paid to any shareholder (including a shareholder who is a Non-U.S. Person) who does not furnish to the Trust certain information and certifications or who is otherwise subject to backup withholding. The backup withholding rate is currently 30%, and, under present law, will be reduced to 29% as of January 1, 2004, and to 28% as of January 1, 2006. Backup withholding will not be applied to payments that have been subject to the 30% withholding tax on payments to Non-U.S. Persons.

Under present law, the Trust will not be subject to any excise or income taxes in Massachusetts as long as it qualifies as a regulated investment company under the Code.

Distributions of the Trust that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Trust intends to advise shareholders of the proportion of its dividends which consists of such interest. Shareholders should consult their tax advisers regarding the possible exclusion of such portion of their dividends for state and local income tax purposes as well as regarding the tax consequences of an investment in the Trust.



The Trust will send written notices to shareholders regarding the federal income tax status of all distributions made during each calendar year.

10.5. Outstanding Securities: The following information is furnished as of January 31, 2002:

               (1)                     (2)                        (3)                    (4)
                                                                                        Amount
                                                                                     Outstanding
                                                            Amount Held by            Exclusive
                                      Amount                 Trust or for          Of Amount Shown
          Title of Class            Authorized                its Account             Under (3)
          --------------            ----------                -----------             ---------

Shares of                         6,578,846.049                256,600*             6,835,446.049
Beneficial Interest,                                                                                     shares
without par value


*Treasury Shares



10.6. Securities Ratings: Inapplicable.

Item 11. Defaults and Arrears on Senior Securities: None.

Item 12. Legal Proceedings: None.



Item 13. Table of Contents of Statement of Additional Information: Inapplicable.




                                     PART B

          INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 14. Cover Page: Inapplicable.



Item 15. Table of Contents: Inapplicable.



Item 16. General Information and History: Inapplicable.

Item 17. Investment Objective and Policies:

17.1, 17.2 and 17.3: None that are not described in the Prospectus.



17.4. For fiscal year 2001, the Trust's portfolio turnover rate was 49%. For fiscal year 2000, the Trust's portfolio turnover rate was 32%.

A high turnover rate necessarily involves greater expenses to the Trust and could involve realization of capital gains that would be taxable to the shareholders. The Trust will engage in portfolio trading if it believes that a transaction, net of costs (including custodian transaction charges), will help in achieving its investment objective.



Item 18. Management:

18.1 and 18.2: Trustees, Officers and Advisory Board Members: The Trustees and officers of the Trust and their principal occupations for at least the last five years are set forth below. (Their titles may have varied during that period.) Unless otherwise noted, the address of each Trustee and officer is 500 Boylston Street, Boston, Massachusetts 02116. Trustees and officers who are "interested persons" of the Trust, as defined in the Investment Company Act of 1940, are denoted by an asterisk (*). The Board of Trustees is divided into three classes, each class having a term of three years ending with the annual meeting of shareholders (or any adjournment thereof) held in the year of expiration, or until the election of a successor. Each year the term of office of one class expires: Messrs. Gibbons and Perera, and Ms. Smith will continue in office until the 2004 annual meeting, Messrs. Ballen, Poorvu, Sherratt and Smith will continue in office until the 2003 annual meeting and Messrs. Gutow, Ives, Shames and Cohan and Ms. O'Neil will continue in office until the 2002 annual meeting.

The Trustees and officers of the Trust are listed below, together with their principal occupations during the past five years. (Their titles may have varied during that period.)

            Name, Date of Birth                Position(s) Held      Trustee/Officer         Principal occupations & other
                                                  with Fund              Since+           Directorships1  during the past five
                                                                                                         years
            INTERESTED TRUSTEES
Jeffrey L. Shames*                            Chairman             October 1993          Massachusetts Financial Services
(born 06/02/55)                                                                          Company, Chairman and Chief Executive
                                                                                         Officer

John W. Ballen*                               Trustee              August 2001           Massachusetts Financial Services
(born 09/12/59)                                                                          Company, President and Director


Kevin J. Parke*                               Trustee              January 2002          Massachusetts Financial Services
(born 12/14/59)                                                                          Company, Chief Investment Officer,
                                                                                         Executive Vice President and Director

            INDEPENDENT TRUSTEES
Lawrence H. Cohn, M.D.                        Trustee              August 1993           Brigham and Women's Hospital, Chief
(born 03/11/37)                                                                          of Cardiac Surgery; Harvard Medical
                                                                                         School, Professor of Surgery

___________________________
+ Date first appointed to serve as Trustee/Officer of an MFS fund. Each Trustee has served continuously since appointment.
1 Directorships or trusteeships of companies required to report to the Securities and Exchange Commission (i.e., "public companies").
* "Interested person" of MFS within the meaning of the Investment Company Act of 1940 (referred to as the 1940 Act) which is the principal federal law governing investment companies like the series/the fund. The address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.

The Hon. Sir J. David Gibbons, KBE            Trustee              October 1993          Edmund Gibbons Limited (diversified
(born 06/15/27)                                                                          holding company), Chief Executive
                                                                                         Officer; Colonial Insurance Company
                                                                                         Ltd., Director and Chairman; Bank of
                                                                                         Butterfield, Chairman (until 1997)


William R. Gutow                              Trustee              July 1994             Private investor and real estate
(born 09/27/41)                                                                          consultant; Capitol Entertainment
                                                                                         Management Company (video franchise),
                                                                                         Vice Chairman

J. Atwood Ives                                Trustee              February 1992         Private investor; KeySpan Corporation
(borne 05/01/36)                                                                         (energy related services), Director;
                                                                                         Eastern Enterprises (diversified
                                                                                         services company), Chairman, Trustee
                                                                                         and Chief Executive Officer (until
                                                                                         November 2000)

Abby M. O'Neill                               Trustee              October 1992          Private investor; Rockefeller
(born 04/27/28)                                                                          Financial Services, Inc. (investment
                                                                                         advisers), Chairman and Chief
                                                                                         Executive Officer

Lawrence T. Perera                            Trustee              July 1981             Hemenway & Barnes (attorneys), Partner
(born 06/23/35)

William J. Poorvu                             Trustee              August 1982           Harvard University Graduate School of
(born 04/10/35)                                                                          Business Administration, Adjunct
                                                                                         Professor; CBL & Associates
                                                                                         Properties, Inc. (real estate
                                                                                         investment trust), Director; The
                                                                                         Baupost Fund (a mutual fund), Vice
                                                                                         Chairman and Trustee

J. Dale Sherratt                              Trustee              August 1993           Insight Resources, Inc. (acquisition
(born 09/23/38)                                                                          planning specialists), President;
                                                                                         Wellfleet Investments (investor in
                                                                                         health care companies),Managing
                                                                                         General Partner (since 1993);
                                                                                         Paragon Trade Brands, Inc.
                                                                                         (disposable consumer products),
                                                                                         Director; Cambridge Nutraceuticals
                                                                                         (professional nutritional products),
                                                                                         Chief Executive Officer (until May 2001)

Elaine R. Smith                               Trustee              February 1992         Independent health care industry
(born 04/25/46)                                                                          consultant

Ward Smith                                    Trustee              October 1992          Private investor; Sundstrand
(born 09/13/30)                                                                          Corporation (manufacturer of highly
                                                                                         engineered products for industrial
                                                                                         and aerospace applications), Director
                                                                                         (until June 1999)

                  OFFICERS
Jeffrey L. Shames*                            President            January 1999          Massachusetts Financial Services
(born 06/02/55)                                                                          Company, Chairman and Chief Executive
                                                                                         Officer

James R. Bordewick, Jr. *                     Assistant            September 1990        Massachusetts Financial services
(born 03/06/59)                               Secretary and                              Company, Senior Vice President and
                                              Assistant Clerk                            Associate General Counsel

Mark E. Bradley*                              Assistant Treasurer  April 1997            Massachusetts Financial Services
(born 11/23/59)                                                                          Company, Vice President


___________________________
* "Interested person" of MFS within the meaning of the Investment Company Act of 1940 (referred to as the 1940 Act) which is the principal federal law governing investment companies like the series/the fund. The address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.

Stephen E. Cavan*                             Secretary and Clerk  December 1989         Massachusetts Financial Services
(born 11/06/53)                                                                          Company, Senior Vice President,
                                                                                         General Counsel and Secretary

Robert R. Flaherty*                           Assistant Treasurer  August 2000           Massachusetts Financial Services
(born 09/18/63)                                                                          Company, Vice President (since August
                                                                                         2000); UAM Fund Services, Senior Vice
                                                                                         President (prior to August 2000)

Ellen Moynihan*                               Assistant Treasurer  April 1997            Massachusetts Financial Services
(born 11/13/57)                                                                          Company, Vice President

James O. Yost*                                Assistant Treasurer  September 1990        Massachusetts Financial Services
(born 06/12/60)                                                                          Company, Senior Vice President


     The Board of Trustees is divided into three classes, each having a term of three years. Each year the term of one class expires. See Item 18.1.

     Each of the Trust's Trustees and officers holds comparable positions with certain other funds of which MFS or a subsidiary is the investment adviser or distributor, and, in the case of the officers, with certain affiliates of MFS. Each Trustee serves as a board member of 117 funds within the MFS Family of Funds.

18.3. Inapplicable.

18.4. Sir J. David Gibbons has not authorized an agent in the United States to receive notice.

18.5. Committees.

                       Number of Meetings
                         in Last Fiscal
Name of Committee             Year (1)                     Functions                                     Members(2)

AUDIT COMMITTEE                4           Provides oversight with respect to the accounting      Gutow*, Poorvu*, Sherratt*, E.
                                           and auditing procedures of the Trust and, among        Smith* and W. Smith*
                                           other things, considers the selection of the
                                           independent accountants for the Trust and the scope
                                           of the audit, and considers the effect on the
                                           independence of those accountants of any non-audit
                                           services such accountants provide to the Trust and
                                           any audit or non-audit services such accountants
                                           provide to other MFS funds, MFS and/or its
                                           affiliates.

NOMINATING COMMITTEE           1           Responsible for recommending qualified candidates to   All non-interested Trustees of the
                                           the Board in the event that a position is vacated or   Board (Cohn, Gibbons, Gutow, Ives,
                                           created. The Nominating Committee would consider       O'Neill, Perera, Poorvu, Sherratt,
                                           recommendations by shareholders if a vacancy were to   E. Smith and W. Smith)
                                           exist. Shareholders wishing to recommend Trustee
                                           candidates for consideration by the Nominating
                                           Committee may do so by writing the Trusts'
                                           Secretary. Such suggestions must be accompanied by
                                           complete biographical and occupational data on the
                                           prospective nominee, along with a written consent of
                                           the prospective nominee to consideration of his or
                                           her name by the Committee.

COMPENSATION COMMITTEE         0           Administers and Approves all elements of               All non-interested Trustees of the
                                           compensation for the Trustees who are not              Board (Cohn, Gibbons, Gutow, Ives,
                                           "interested persons" of the Trust as defined in the    O'Neill, Perera, Poorvu, Sherratt,
                                           1940 Act.                                              E. Smith and W. Smith)

BLUE BOOK COMMITTEE            0           Requests, reviews and considers the information        All non-interested Trustees of the
                                           deemed reasonably necessary to evaluate the terms of   Board (Cohn, Gibbons, Gutow, Ives,
                                           the investment advisory and principal underwriting     O'Neill, Perera, Poorvu, Sherratt,
                                           agreements and the Plan of Distribution under Rule     E. Smith and W. Smith)
                                           12b-1 that the Trust proposes to renew or continue,
                                           and to make its recommendations to the full Board of
                                           Trustees on these matters.

GOVERNANCE COMMITTEE           0           Reviews and articulates the governance structure of    Cohn*, Ives*, Poorvu*, Shames,
                                           the Board of Trustees. The Committee advises and       Sherratt* and
                                           makes recommendations to the Board on matters          W. Smith*
                                           concerning directorship practices and
                                           recommendations concerning the functions and duties
                                           of the committees of the Board.

PORTFOLIO TRADING AND          2           Reviews process and procedures, internal controls      Cohn*, Gibbons*, Ives*, Perera*
 MARKETING REVIEW COMMITTEE                and compliance monitoring relating to (i) portfolio    and O'Neill*
                                           trading, best execution and brokerage costs and
                                           trade allocations, (ii) MFD's role as theTrusts'
                                           principal  underwriter in  distributing  and marketing
                                           Trust shares  and the  production  and use of sales
                                           and  marketing materials  in various  forms of media
                                           and (iii) the  Trust's investment  policies and practices.

PRICING COMMITTEE              0           Reviews procedures for the valuation of securities     Parke, Poorvu*, Shames,
                                           and periodically reviews information from MFS          E. Smith* and W. Smith*
                                           regarding fair value and liquidity determinations
                                           made pursuant to the board-approved procedures, and
                                           makes related recommendations to the full Board and,
                                           if requested by MFS, assists MFS's internal
                                           valuation committee and/or the full Board in
                                           resolving particular valuation matters.

(1) The Compensation Committee, Blue Book Committee and Governance Committee were established on January 1, 2002.
(2) The Trustees' Identification and Background are set forth in Item 18.1 and 18.2.
*    Non-interested or independent Trustees.

18.6. See Item 18.1.

18.7. The following table shows the dollar range of equity securities beneficially owned by each Trustee in the Trust and, on an aggregate basis, in all funds overseen by the Trustee in the MFS Family of Funds, as of December 31, 2001. The following dollar ranges apply:

     N.   None
     A.   $1 - $10,000
     B.   $10,001 - $50,000
     C.   $50,001 - $100,000
     D.   Over $100,000

                                                                                Aggregate Dollar Range of Equity
                                                                                Securities in All
                                                                                Funds Overseen
                                    Dollar Range of Equity                      by Trustee in MFS
Name of Trustee                     Securities in Trust                         Family of Funds

Interested Trustees

Jeffrey L. Shames                                   N                                   D
John W. Ballen                                      N                                   D
Kevin R. Parke                                      N                                   D
Arnold D. Scott                                     N                                   D

Non-Interested Trustees

Marshall N. Cohan                                   N                                   D
Lawrence H. Cohn, M.D.                              N                                   D
The Hon. Sir J. David Gibbons, KBE                  N                                   N
William R. Gutow                                    N                                   D
J. Atwood Ives                                      N                                   D
Abby M. O'Neill                                     N                                   D
Lawrence T. Perera                                  N                                   D
William J. Poorvu                                   N                                   D
Walter E. Robb, III                                 N                                   D
J. Dale Sherratt                                    C                                   D
Elaine R. Smith                                     N                                   D
Ward Smith                                          N                                   D


18.8. Inapplicable.

18.9. Inapplicable.

18.10. Inapplicable.

18.11. Inapplicable.

18.12: Inapplicable.

18.13. In connection with their deliberations with regard to approval of the Trust's current investment advisory agreement with MFS, the Trustees considered such information and factors as they believe, in the light of the legal advice furnished to them and their own business judgment, to be relevant to the interests of the shareholders of the Trust. Such factors include the nature, quality and extent of the services furnished by MFS to the Trust; the investment record of the Trust; comparative data as to investment performance, advisory fees and expense ratios; possible economies of scale; the necessity of MFS maintaining its ability to continue to retain and attract capable personnel to serve the Trust; the risks assumed by MFS; possible benefits to MFS from serving as adviser of the Trust and from providing certain administrative services to the Trust and from affiliates of MFS serving as principal underwriter and shareholder servicing agent of the Trust; current and developing conditions in the financial services industry, including the entry into the industry of large and well-capitalized companies which are spending and appear to be prepared to continue to spend substantial sums to engage personnel and to provide services to competing investment companies; the existence of appropriate incentives to assure that MFS will continue to furnish high quality services to the Trust; and various other factors. The non-interested Trustees were assisted in this process by their own legal counsel from whom they received separate legal advice. Based upon their review, the Trustees determined that the investment advisory agreement was reasonable, fair and in the best interests of the Trust and its shareholders. The Trustees also concluded that the fees provided in the investment advisory agreement were fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

18.14. The following table lists all Trustees of the Trust and each of the three highest paid executive officers or any affiliated person of the Trust with aggregate compensation from the Trust for the most recently completed fiscal year in excess of $60,000 ("Compensated Persons").

The Fund pays the compensation of non-interested Trustees and of Trustees who are not officers of the Trust, who currently receive a fee of $600 per year plus $44 per meeting attended, together with such Trustees' out of pocket expenses. A committee fee of up to $1,000 is paid for attendance at committee meetings held on days other than regularly scheduled trustee meeting dates. If attended via telephone, a committee fee of up to $500 is paid.

                                                             Trustee Fees             Trustee Fees
                                                                 From                From Trust and
                       Trustee                               Trust(1)(7)             Fund Complex(2)

*Jeffrey L. Shames, Chairman,                                    N/A                       N/A

*John W. Ballen, Trustee                                         N/A                       N/A

Marshall N. Cohan(4)                                           $11,500                  $187,650

Lawrence H. Cohn, M.D.,                                        $10,021                  $175,140

The Hon. Sir J. David Gibbons, KBE                             $10,500                  $172,650

William R. Gutow                                                 N/A                    $194,094


J. Atwood Ives                                                   N/A                    $163,254

Abby M. O'Neill                                                $10,500                  $172,150

*Kevin R. Parke(3)(5)                                            N/A                       N/A

Lawrence T. Perera(3)                                            N/A                    $170,440

William J. Poorvu(3)                                             N/A                    $174,008

Walter E. Robb, III(4)                                          $8,267                  $196,640

*Arnold D. Scott(6)                                              N/A                       N/A

J. Dale Sherratt                                               $10,518                  $183,640

Elaine R. Smith                                                  N/A                    $162,729

Ward Smith                                                     $12,018                  $198,640


*Interested Trustees

     (1)  For fiscal year ended October 31, 2001.

     (2) Information provided is provided for calendar year 2001. Messrs. Ives, Perera, Poorvu and Schmidt and Ms. Smith served as Trustee of 45 Funds within the MFS Fund complex (having aggregate net assets at December 31, 2001 of approximately $57.1 billion). Dr. Cohn, Messrs. Cohan, Gibbons, Robb, Sherratt and Smith, and Ms. O'Neill served as Trustee of 43 Funds within the MFS Fund complex (having aggregate net assets at December 31, 2001 of approximately $29.6 billion). Mr. Gutow served as Trustee of 108 Funds within the MFS Fund complex (having aggregate net assets at December 31, 2001 of approximately $76.9 billion).

     (3) These Trustees took office on January 1, 2002 and therefore did not receive compensation from the Fund for its last fiscal year. As noted above, certain of these Trustees did receive Trustee fees from other funds in the MFS Fund complex during the calendar year ended December 31, 2001.

     (4) Effective December 31, 2001, these individuals retired as Trustees of the Fund. These Trustees are entitled to receive benefits under the Fund's retirement plan.

     (5)  These Trustees took office on January 1, 2002.

     (6) Effective December 31, 2001, these individuals retired as Trustees of the Fund.

     (7)  During the fiscal year ended  October 31,  2001,  Walter E. Robb,  III
          deferred  $3,246  of  his   compensation   pursuant  to  the  deferred
          compensation plan.

Prior to December 31, 2001, the Fund had a retirement plan for non-interested Trustees and Trustees who were not officers of the Fund. Effective December 31, 2001, the Fund's retirement plan terminated, except with respect to those
Trustees   retiring  on  that  date.   The   remaining

Trustees will receive compensation, either via lump sum payment or a deferred compensation arrangement, for the loss of benefits under the retirement plan.

The Trust pays each Trustee, other than Messrs. Shames, Ballen and Parke a fee of $5,000 per year plus $500 per meeting and $500 per committee meeting attended. For attendance at meetings, the Trustees of the Trust as a group received $21,000 from the Trust for the fiscal year ended October 31, 2001.

Prior to December 31, 2001, the Trust had a retirement plan for non-interested Trustees and Trustees who were not officers of the Trust. Effective as of December 31, 2001, the Trustees terminated the Trust's retirement plan except as to Trustees who retired on or prior to that date. When the plan was terminated, an amount equivalent to the present value of each applicable Trustee's accrued benefits thereunder through the date of termination was calculated. For certain MFS Funds, the Trustees received a lump sum payment of this amount. For other
MFS Funds, the Trustees deferred receipt of these accrued benefits under a new deferred compensation plan, under which the value of the benefits is periodically readjusted as though an equivalent amount had been invested in shares of the applicable Fund. The deferred compensation will be paid to the Trustees upon retirement or thereafter and will be based on the performance of the applicable MFS Funds. Deferral of fees in accordance with the plan will not materially affect a Trust's assets, liabilities or net income per share. The plan does not obligate an MFS Fund to retain the services of any Trustee or pay any particular level of compensation to any Trustee. The plan is not funded and an MFS Fund's obligation to pay the Trustee's deferred compensation is a general unsecured obligation.

Trustees who retired on or prior to December 31, 2001 and who had served as Trustee for at least 5 years at the time of retirement are entitled to certain payments under the retirement plan. Each such Trustee is entitled to receive annual payments during his or her lifetime of up to 50% of the Trustee's average annual compensation (based on the three years prior to his or her retirement) depending on the Trustee's length of service. The Fund amortizes its payment obligations under the plan.

18.15. Code of Ethics: The Trust and its Adviser have adopted a code of ethics as required under the 1940 Act. Subject to certain conditions and restrictions, this code permits personnel subject to the code to invest in securities for their own accounts, including securities that may be purchased, held or sold by the Trust. Securities transactions by some of these persons may be subject to prior approval of the Adviser's Compliance Department. Securities transactions of certain personnel are subject to quarterly reporting and review requirements. The code is on public file with, and is available from the SEC. Information about the Trust (including its prospectus and shareholder reports) can be reviewed and copied at: Public Reference Room, Securities and Exchange Commission, Washington, DC 20549-0102. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. Reports and other information about the Trust are available on the EDGAR Database on the Commission's Internet website at http://www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section at the above address.

Item 19. Control Persons and Principal Holders of Securities:



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As of January 31, 2002, Cede & Co., c/o The Depository  Trust Company,  P.O. Box
20, Bowling Green Station, New York, New York 10004, (as nominee for The Depository Trust Company, 7 Hanover Square, New York, New York 10004), was the record owner of approximately 81% of the outstanding shares of the Trust.

As of January 31, 2002, all Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of the Trust.

Item 20. Investment Advisory and Other Services:

Items 20.1 through 20.5. See Item 9.1.b. For the fiscal year ended October 31, 2001, MFS received fees under the Trust's Investment Advisory Agreement of $658,769, for the fiscal year ended October 31, 2000, MFS received fees under the Trust's Investment Advisory Agreement of $846,082 and for the fiscal year ended October 31, 1999, MFS received fees under the Trust's Investment Advisory Agreement of $821,494.

20.6. See Item 9.1.e. The custodians have contracted with the Investment Adviser for the Investment Adviser to perform certain accounting functions related to options transactions for which the Investment Adviser receives remuneration on a cost basis.

20.7. The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, MA 02116. Ernst & Young LLP certifies financial statements of the Trust as required to be certified by any law or regulation and provides other tax related services for the Trust (such as tax return preparation and assistant and consultation with respect to the preparation of filings with the
SEC).

20.8. Pursuant to the Registrar, Transfer Agency and Service Agreement between the Trust and MFS Service Center, Inc., MFS Service Center, Inc. ("MFSC") acts as the Trust's registrar and transfer agent for the Trust's authorized and issued shares of beneficial interest, as well as dividend disbursing agent for the Trust, and agent in connection with the Dividend Reinvestment and Cash Purchase Plan of the Trust. For account maintenance, the Trust currently pays MFSC a fee based on the total number of accounts for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent. If the total number of accounts is less than 75,000, the annual account fee is $9.00. If the total number of accounts is 75,000 or more, the annual account fee is $8.00. For dividend services, MFSC charges $0.75 per dividend reinvestment and $0.75 per cash infusion. If the total amount of fees related to dividend services is less than $1,000 per month for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent, the minimum fee for the Trust for these services will be $167 per month. The Trust will reimburse MFSC for reasonable out-of-pocket expenses and advances incurred by MFSC and for any other expenses incurred by MFSC at the request, or with the consent, of the Trust.

Item 21. Brokerage Allocation and Other Practices: Specific decisions to purchase or sell securities for the Trust are made by persons affiliated with the Adviser. Any such person may serve other clients of the Adviser, or any subsidiary of the Adviser in a similar capacity.

In connection with the selection of broker dealers and the placing of Trust portfolio transactions, the Adviser seeks for the Trust the best overall price and execution available from responsible brokerage firms, taking account of all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing and impact of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker or dealer involved; and the quality of services rendered by the broker or dealer in other transactions.

The Adviser has complete freedom as to the markets in and broker-dealers through which it seeks to execute the Trust's portfolio transactions. In the U.S. and in some other countries debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer's mark-up or mark-down. The Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Securities may, as authorized by the Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Adviser. At present no arrangements for the recapture of commission payments are in effect.

Consistent with the Advisory Agreement and applicable rules and regulations, the Adviser may consider sales of shares of the Trust and of other funds or accounts of the Adviser as a factor in the selection of broker-dealers to execute the Trust's portfolio transactions.

Under the Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause the Trust to pay a broker-dealer which provides brokerage and research services to the Adviser, an amount of commission for effecting a securities transaction for the Trust in excess of the amount other broker-dealers would have charged for the transaction, if the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or its overall responsibilities to the Trust or to its other clients. Not all of such services are useful or of value in advising the Trust.

The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Trust and the Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold from time to time through such brokerage-dealers, on behalf of the Trust.

The Adviser's investment management personnel attempt to evaluate the quality of Research provided by brokers. The Adviser sometimes uses evaluations resulting from this effort as a consideration in the selection of brokers to execute portfolio transactions.

The investment advisory fee of the Adviser will not be reduced as a consequence of the Adviser's receipt of brokerage and research service. To the extent the Trust's portfolio transactions are used to obtain brokerage and research services, the brokerage commissions paid by the Trust will exceed those that might otherwise be paid for such portfolio transactions, or for such portfolio transactions and research, by an amount which cannot be presently determined. Such services would be useful and of value to the Adviser in serving both the Trust and other clients and conversely, such services obtained by the placement of brokerage business of other clients would be useful to the Adviser in carrying out its obligations to the Trust. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff.

The Trust has entered into an arrangement with State Street Brokerage Services, Inc. ("SSB"), an affiliate of the Custodian, under which, with respect to any brokerage transactions directed to SSB, the Trust receives, on a trade-by-trade basis, a credit for part of the brokerage commission paid, which is applied against other expenses of the Trust, including the Trust's custodian fee. The Adviser receives no direct or indirect benefit from this arrangement. The Trustees have directed the Adviser to allocate a total of $43,800 of commission business from certain MFS funds (including the Trust) to the Pershing Division of Donaldson Lufkin & Jenrette as consideration for the annual renewal of certain publications provided by Lipper Inc. (which provides information useful to the Trustees in reviewing the relationship between the Funds and the Adviser).

In certain instances there may be securities which are suitable for the Trust's portfolio as well as for that of one or more of the other clients of the Adviser or any subsidiary of the Adviser. Investment decisions for the Trust and for such other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Adviser to be fair and equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Trust is concerned. In other cases, however, the Trust believes that its ability to participate in volume transactions will produce better executions for the Trust.

For the fiscal year ended October 31, 2001, the Trust paid brokerage commissions of $10,768. For the fiscal year ended October 31, 2000, the Trust paid brokerage commissions of $7,275 and for the fiscal year ended October 31, 1999, the Trust paid brokerage commissions of $118,223.



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


Item 22. Tax Status: None.

Item 23. Financial Statements: The following are incorporated herein by reference to the Trust's Annual Report to its shareholders, for its fiscal year ended October 31, 2001, copies of which have been filed with the SEC:

Portfolio of Investments at October 31, 2001 Statement of Assets and Liabilities at October 31, 2001 Statement of Operations for the year ended October 31, 2001 Statement of Changes in Net Assets for the years ended October 31, 2001 and 2000. Financial Highlights for the year ended October 31, 2001, 2000, 1999, 1998 and 1997. Notes to Financial Statements and Report of Independent Auditors

                                     PART C

                                OTHER INFORMATION

Item 24.  Financial Statements and Exhibits:

          1.   Financial Statements:

               The following have been incorporated by reference in Item 23:

               Portfolio of Investments at October 31, 2001 Statement of Assets and Liabilities at October 31, 2001
               Statement of Operations for year ended October 31, 2001
               Statement of Changes in Net Assets for the years ended October 31, 2001 and 2000
               Financial Highlights for the years ended October 31, 2001, 2000, 1999, 1998 and 1997
               Notes to Financial Statements Report of Independent Auditors

          2.   Exhibits:

               (a) Amended and Restated Declaration of Trust, dated January 1, 2002; filed herein.

               (b)(1) Amended and Restated By-Laws dated January 1, 2002 (previously filed as Exhibit (2)(b)(2) to Amendment No. 51 to the Registration Statement for MFS Series Trust V on Form N-1A, File Nos. 2-38613 and 811-2031 filed with the SEC on January 28, 2002 ("MFS Series Trust V Amendment No. 51") incorporated herein by reference.

               (c)     Inapplicable.

               (d) Specimen certificate for Shares of Beneficial Interest, without par value (previously filed as Exhibit (4) to Amendment No. 2 to the Trust's Registration Statement, filed with the SEC on November 15, 1989 ("Amendment No. 2")) incorporated herein by reference.

               (e) The section "Important Note for Shareholders" describing the Registrant's dividend reinvestment plan on page 6 of the Trust's Annual Report to its Shareholders, for its fiscal year ended October 31, 2001, incorporated herein by reference.

               (f)     Inapplicable.

               (g) Investment Advisory Agreement, dated January 1, 2002; filed herein.

               (h)     Omitted pursuant to General Instruction G.3 to Form N-2.



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


               (i) Retirement Plan for Non-Interested Person Trustees, dated February 17, 1999 (previously filed as Exhibit (8)to Amendment No. 29 to the Registration Statement for MFS Growth Opportunities Fund on Form N-1A, File Nos. 2-36431 and 811-2032, filed with the SEC on February 26, 1999 ("MFS Growth Opportunities Fund Amendment No. 29")) incorporated herein by reference.

               (i)(1) Amendment to the Retirement Plan for Non-Interested Person Trustees dated December 11, 2001 (previously filed as Exhibit 6(b) to MFS Series Trust V Amendment No. 51).

               (j)(1) Custodian Agreement between Registrant and State Street Bank and Trust Company, dated July 2, 2001 (previously filed as Exhibit (7)(a) to Amendment No. 34 to the Registration Statement for MFS Series Trust X, on Form N-1A, File Nos. 33-1657 and 811-4492 filed with the Securities and Exchange Commission on July 30, 2001 ("MFS Series Trust X Amendment No. 34") incorporated herein by reference.

               (j)(2) Global Custodian Contract between Registrant and Chase Manhattan Bank, dated July 2, 2001 (previously filed as
                       Exhibit 7(b) to Amendment No. 34).

               (k)(1) Registrar, Transfer Agency and Service Agreement between Trust and MFS Service Center, Inc., dated August 15, 1994 (previously filed as Exhibit (2)(k)(2) to Amendment No.7 to the Trust's Registration Statement) incorporated herein by reference.

               (k)(2)  Loan Agreement by and among the Banks named therein, the MFS Funds named therein, and The First National Bank of Boston, dated as of February 21, 1995 (previously filed as Exhibit (2)(k)(3) to Amendment No. 7 to the
                       Trust's  Registration   Statement)  incorporated  herein
                       by reference.

               (k)(3) Master Administrative Services Agreement, as amended, dated March 1, 1997, as amended and restated April 1, 1999 (previously filed as Exhibit 8 (e) to Amendment No. 28 to the Registration Statement for MFS Series Trust III on Form N-1A, File Nos. 2-60491 and 811-2794, filed with the SEC on March 31, 1999 ("MFS Series Trust III Amendment No. 28")) incorporated herein by reference.

               (k)(4) Exhibit A as revised July 19, 2001 to the Master Services agreement (previously filed as Exhibit 8(f) to Amendment No. 42 to the Registration Statement for MFS Series Trust IX on form N-1A, File nos. 2-50409 and 811-2464, filed with the SEC on August 28, 2001 ("MFS Series Trust IX Amendment No. 42")) incorporated by reference.

               (l)     Omitted pursuant to General Instruction G.3 to Form N-2.



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


               (m)     None.

               (n)     Omitted pursuant to General Instruction G.3 to Form N-2.

               (o)     Inapplicable.

               (p) Purchase Agreements (previously filed as Exhibit (14) to Amendment No. 2 to the Trust's Registration Statement incorporated herein by reference.

               (q)     Inapplicable.

               (r) Code of Ethics, pursuant to Rule 17J-1 under the Investment Company Act of 1940 dated September 1, 2000 (previously filed as Exhibit 16 to Amendment No. 40 of the Registration Statement on Form N-1A for MFS Series Trust IX, File Nos. 2-50409 and 811-2464, filed with the Securities and Exchange Commission on August 28, 2000 ("MFS Series Trust IX Amendment No. 40").

Item 25.  Marketing Arrangements:

          Inapplicable.

Item 26.  Other Expenses of Issuance and Distribution:

          Inapplicable.

Item 27.  Persons Controlled by or Under Common Control with Trust:

          Inapplicable.

Item 28.  Number of Holders of Securities:

                 (1)                                    (2)
             Title of Class                  Number of Record Holders
     Shares of Beneficial Interest
        (without par value)
                                                       813
              6,835,446.049                     (as of January 31, 2002)

Item 29. Indemnification: Article V of the Trust's Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless as to liabilities to the Trust or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or with respect to any matter unless it is adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust. In the case of a settlement, such indemnification will not be provided unless it has been determined in accordance with the Declaration of Trust that such officers or Trustees have not engaged in misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices.

The Trustees and officers of the Trust and the personnel of the Trust's Investment Adviser are insured under an errors and omissions liability insurance policy. The Trust and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 30. Business and Other Connections of Investment Adviser: Massachusetts Financial Services Company ("MFS") serves as investment adviser to the following open-end funds comprising the MFS Family of Funds: MFS serves as investment adviser to the following open-end Funds comprising the MFS Family of Funds (except the Vertex Funds mentioned below): ___ Massachusetts Investors Trust;
___ Massachusetts Investors Growth Stock Fund; MFS Growth Opportunities Fund; MFS Government Securities Fund; MFS Government Limited Maturity Fund; MFS Series Trust I (which has 12 series: MFS Managed Sectors Fund, MFS Cash Reserve Fund, MFS Global Asset Allocation Fund, MFS Strategic Growth Fund, MFS Research Growth and Income Fund, MFS Core Growth Fund, MFS Value Fund, MFS New Discovery Fund, MFS Technology Fund, MFS Research International Fund, MFS Global Telecommunications Fund and MFS Japan Equity Fund); MFS Series Trust II (which has two series: MFS Emerging Growth Fund and MFS Large Cap Growth Fund); MFS Series Trust III (which has three series: MFS High Income Fund, MFS Municipal High Income Fund and MFS High Yield Opportunities Fund); MFS Series Trust IV (which has four series: MFS Money Market Fund, MFS Government Money Market Fund, MFS Municipal Bond Fund and MFS Mid Cap Growth Fund); MFS Series Trust V (which has five series: MFS Total Return Fund, MFS Research Fund, MFS International New Discovery Fund, MFS International Strategic Growth Fund and MFS International Value Fund); MFS Series Trust VI (which has three series: MFS Global Total Return Fund, MFS Utilities Fund and MFS Global Equity Fund); MFS Series Trust VII (which has one series: MFS Capital Opportunities Fund); MFS Series Trust VIII (which has three series: MFS Strategic Income Fund, MFS Global Growth Fund and MFS Tax Managed Equity Fund); MFS Series Trust IX (which has eight series:
MFS Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund, MFS Research Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Emerging Opportunities Fund, MFS Large Cap Value Fund and MFS High Quality Bond
Fund); MFS Series Trust X (which has 16 series: MFS Government Mortgage Fund, MFS Emerging Markets Equity Fund, MFS International Growth Fund, MFS International Investors Trust, MFS Strategic Value Fund, MFS Emerging Markets Debt Fund, MFS European Equity Fund, MFS Mid Cap Equity Fund (formerly, MFS New Endeavor Fund), MFS Multi Cap Growth Fund, MFS Fundamental Growth Fund, MFS Gemini Large Cap U.S. Fund, MFS Gemini U.K. Fund, MFS International ADR Fund, MFS Global Conservative Equity Fund, MFS International Core Equity Fund and MFS Global Health Sciences Fund); MFS Series Trust XI (which has four series: MFS Union Standard Equity Fund, Vertex Contrarian Fund, Vertex International Fund and MFS Mid Cap Value Fund); and MFS Municipal Series Trust (which has 18 series: MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund, MFS West Virginia Municipal Bond Fund, MFS Municipal Income Fund, MFS New York High Income Tax Free Fund and MFS Massachusetts High Income Tax Free Fund) (the "MFS Funds"). The principal business address of each of the MFS Funds is 500 Boylston Street, Boston, Massachusetts 02116.

MFS also serves as investment adviser of the following open-end Funds: MFS Institutional Trust ("MFSIT") (which has 10 series) and MFS Variable Insurance Trust ("MVI") (which has 15 series). The principal business address of each of the aforementioned funds is 500 Boylston Street, Boston, Massachusetts 02116.

In addition, MFS serves as investment adviser to the following closed-end funds:
MFS Municipal Income Trust, MFS Multimarket Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Charter Income Trust and MFS Special Value Trust (the "MFS Closed-End Funds"). The principal business address of each of the MFS Closed-End Funds is 500 Boylston Street, Boston, Massachusetts 02116.

Lastly, MFS serves as investment adviser to MFS/Sun Life Series Trust ("MFS/SL") (which has 31 series), Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, Global Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account (collectively, the "Accounts"). The principal business address of MFS/SL is 500 Boylston Street, Boston, Massachusetts 02116. The principal business address of each of the aforementioned Accounts is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181.

The Directors of MFS are John W. Ballen, Kevin R. Parke, Thomas J. Cashman, Jr., Joseph W. Dello Russo, William W. Scott, Donald A. Stewart, James Prieur, William W. Stinson and James C. Baillie. Jeffrey L. Shames is the Chairman and Chief Executive Officer, Mr. Ballen is President, Mr. William Scott is Vice Chairman, Mr. Cashman, Mr. Dello Russo and Mr. Parke are Executive Vice Presidents (Mr. Dello Russo is also Chief Administrative Officer and Mr. Parke is also Chief Investment Officer), Stephen E. Cavan is a Senior Vice President, General Counsel and Secretary of MFS, Robert T. Burns is a Senior Vice President, Associate General Counsel and an Assistant Secretary of MFS, and Thomas B. Hastings is a Senior Vice President and Treasurer of MFS.

Massachusetts Investors Trust
Massachusetts Investors Growth Stock Fund
MFS Growth Opportunities Fund
MFS Government Securities Fund
MFS Government Limited Maturity Fund
MFS Series Trust I
MFS Series Trust II
MFS Series Trust III
MFS Series Trust IV
MFS Series Trust V
MFS Series Trust VI
MFS Series Trust VII
MFS Series Trust VIII
MFS Series Trust IX
MFS Series Trust X
MFS Series Trust XI
MFS Municipal Series Trust
MFS Variable Insurance Trust
MFS Institutional Trust
MFS Municipal Income Trust
MFS Multimarket Income Trust
MFS Government Markets Income Trust
MFS Intermediate Income Trust
MFS Charter Income Trust
MFS Special Value Trust

Jeffrey L. Shames is Chairman and President, Stephen E. Cavan is the Secretary and Clerk, James O. Yost, Ellen M. Moynihan, Robert R. Flaherty and Mark E.
Bradley, Vice Presidents of MFS, are the Assistant Treasurers, James R. Bordewick, Jr., Senior Vice President and Associate General Counsel of MFS, is the Assistant Secretary and Assistant Clerk.

MFS/Sun Life Series Trust

C. James Prieur, President and Director of Sun Life Assurance Company of Canada, is the President, S Stephen E. Cavan is the Secretary and Clerk, James O. Yost, Ellen M. Moynihan, Robert R. Flaherty and Mark E. Bradley are the Assistant Treasurers, James R. Bordewick, Jr., is the Assistant Secretary and Assistant Clerk.

Money Market Variable Account
High Yield Variable Account
Capital Appreciation Variable Account
Government Securities Variable Account
Total Return Variable Account
Global Governments Variable Account
Managed Sectors Variable Account

C. James Prieur is the President,  Stephen E. Cavan is the Secretary,  and James
R. Bordewick, Jr., is the Assistant Secretary.



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MIL Funds
MFS Meridian Funds

Jeffrey L. Shames is Chairman, John A. Brindle,  Richard W. S. Baker and William
F. Waters are Directors, Stephen E. Cavan is the Secretary, James O. Yost, Ellen
M. Moynihan, Robert R. Flaherty and Mark E. Bradley are the Assistant Treasurers, and James R. Bordewick, Jr. is the Assistant Secretary.

Vertex Investment Management, Inc., a Delaware corporation and a wholly owned subsidiary of MFS, whose principal business address is 500 Boylston Street, Boston, Massachusetts 02116 ("Vertex"), serves as investment adviser to Vertex All Cap Fund, Vertex Contrarian Fund and Vertex Income Fund, each a series of MFS Series Trust XI. The principal business address of the aforementioned Funds is 500 Boylston Street, Boston, Massachusetts 02116.

Jeffrey L. Shames is a Director and the President, Kevin R. Parke is Executive Vice President and Chief Equity Officer, John W. Ballen is Executive Vice President and Chief Investment Officer, John D. Laupheimer is a Senior Vice President, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary and Robert T. Burns is the Assistant Secretary.

MFS International Ltd. ("MIL Bermuda"), a limited liability company organized under the laws of Bermuda and a subsidiary of MFS, whose principal business address is Cedar House, 41 Cedar Avenue, Hamilton HM12 Bermuda, serves as investment adviser to and distributor for MFS American Funds known as the MFS Funds, SICAV after January 1999 (which has 11 portfolios): U.S. Equity Fund, U.S. Emerging Growth Fund, U.S. High Yield Bond Fund, U.S. Dollar Reserve Fund, U.S. Research Fund, U.S. Strategic Growth Fund, Global Equity Fund, European Equity Fund, European Bond Fund, European High Yield Bond Fund and European Smaller Companies Fund) (the "MIL Funds"). The MIL Funds are organized in Luxembourg and qualify as an undertaking for collective investments in transferable securities (UCITS). The principal business address of the MIL Funds is 47, Boulevard Royal, L-2449 Luxembourg. MIL also serves as investment adviser to and distributor for MFS Meridian U.S. Government Bond Fund, MFS Meridian Charter Income Fund, MFS Meridian Global Governments Fund, MFS Meridian U.S. Emerging Growth Fund, MFS Meridian Global Equity Fund, MFS Meridian Limited Maturity Fund, MFS Meridian Global Growth Fund, MFS Meridian Money Market Fund, MFS Meridian Global Balanced Fund, MFS Meridian U.S. Equity Fund, MFS Meridian Research Fund, MFS Meridian U.S. High Yield Fund, MFS Meridian Emerging Markets Debt Fund, MFS Meridian Strategic Growth Fund and MFS Meridian Global Asset Allocation Fund, MFS Meridian Value Fund and the MFS Meridian Research International Fund (collectively the "MFS Meridian Funds"). Each of the MFS Meridian Funds is organized as an exempt company under the laws of the Cayman Islands. The principal business address of each of the MFS Meridian Funds is P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies.

Jeffrey L. Shames and Thomas J. Cashman, Jr. are Directors, Stephen E. Cavan is a Director, Senior Vice President and the Secretary, Robert T. Burns is an Assistant Secretary, Joseph W. Dello Russo is the Treasurer and Thomas B. Hastings is the Assistant Treasurer.

MFS International (U.K.) Ltd. ("MIL-UK"), a private limited company registered with the Registrar of Companies for England and Wales whose current address is Eversheds, Senator House, 85 Queen



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


Victoria Street, London, England EC4V 4JL, is involved primarily in marketing and investment research activities with respect to private clients and the MIL Funds and the MFS Meridian Funds.

Thomas J. Cashman and Jeffrey L. Shames are Directors, Stephen E. Cavan is a Director and the Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B.
Hastings is the Assistant Treasurer and Robert T. Burns is the Assistant Secretary.

MFS International S.C. LTDA ("MIL Brazil"), a private commercial limited liability quota company organized under the laws of Brazil whose current address is Al Campinas, 1070, 7 andar, Sala 15, Sao Paulo, Sao Paulo, Brazil, is primarily involved in providing market development services to increment the use of MFS products and services in Brazil as well as being a distributor of the MFS Meridian Funds.

Jeffrey L. Shames is President and Advisory Board Member and Stephen E. Cavan is an Advisory Board Member.

MFS Institutional Advisors (Australia) Ltd. ("MFSI-Australia"), a private limited company organized under the Corporations Law of New South Wales,
Australia  whose  current  address  is Level 27,  Australia  Square,  264 George
Street, Sydney, NSW2000, Australia, is involved primarily in investment management and distribution of Australian superannuation unit trusts and acts as an investment adviser to institutional accounts.

Thomas J. Cashman, Jr. is President and a Director, Stephen E. Cavan is the Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, and Robert T. Burns is the Assistant Secretary.

MFS Fund Distributors, Inc. ("MFD"), a wholly owned subsidiary of MFS, serves as distributor for the MFS Funds, MVI and MFSIT.

Jeffrey L. Shames is Chairman, Stephen E. Cavan is the Secretary, Robert T. Burns is the Assistant Secretary and Thomas B. Hastings is the Assistant Treasurer.

MFS Service Center, Inc. ("MFSC"), a wholly owned subsidiary of MFS, serves as shareholder servicing agent to the MFS Funds, the MFS Closed-End Funds, MFSIT and MVI.

Jeffrey L. Shames is Chairman, Joseph W. Dello Russo is a Director and the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary, and Robert T. Burns is the Assistant Secretary.

MFS Institutional Advisors, Inc. ("MFSI"), a wholly owned subsidiary of MFS, provides investment advice to substantial private clients.

Thomas J. Cashman, Jr. is Chairman and a Director, Jeffrey L. Shames is the Director, Kevin R. Parke is an Executive Vice President and Managing Director, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer and Robert T. Burns is the Secretary.

MFS Retirement Services, Inc. ("RSI"), a wholly owned subsidiary of MFS, markets MFS products to retirement plans and provides administrative and record keeping services for retirement plans.

Jeffrey L. Shames is the Chairman, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary and Robert T. Burns is the Assistant Secretary.

MFS Investment Management K.K. ("MIMCO"), a wholly owned subsidiary of MFS, is a corporation incorporated in Japan. MIMCO, whose address is Kamiyacho-Mori
Building, 3-20, Tranomon 4-chome, Minato-ku, Tokyo, Japan, is involved in investment management activities.

Jeffrey L. Shames is the Director.

MFS Heritage Trust Company ("MFS Trust"), a New Hampshire-chartered limited-purpose trust company whose current address is 650 Elm Street, Suite 404, Manchester, NH 03101, provides directed trustee services to retirement plans.

Stephen E. Cavan and Joseph W. Dello Russo are Directors. Mr. Cavan is President, Mr. Dello Russo is Treasurer, and Robert T. Burns is Clerk.

MFS Original Research Partners, LLC, a Delaware limited liability company and a wholly owned subsidiary of MFS whose address is 500 Boylston Street, Boston, Massachusetts 02116, is an adviser to domestic pooled private investment vehicles.

Jeffrey L. Shames,  John W. Ballen and Kevin R. Parke are  Directors,  Joseph W.
Dello Russo is the Treasurer, Stephen E. Cavan is the Secretary, Thomas B. Hastings is the Assistant Treasurer and Robert T. Burns is the Assistant Secretary.

MFS Original Research Advisors, LLC, a Delaware limited liability company and a wholly owned subsidiary of MFS whose address is 500 Boylston Street, Boston, Massachusetts 02116, is an adviser to offshore pooled private investment vehicles.

Jeffrey L. Shames,  John W. Ballen and Kevin R. Parke are  Directors,  Joseph W.
Dello Russo is the Treasurer, Stephen E. Cavan is the Secretary, Thomas B. Hastings is the Assistant Treasurer and Robert T. Burns is the Assistant Secretary.

MFS Japan Holdings, LLC, a private limited liability company organized under the laws of Delaware whose address is 500 Boylston Street, Boston, MA 02116, is primarily a holding company and is 50% owned by Massachusetts Financial Services Company and 50% owned by Sun Life Financial (Japan), Inc.

Jeffrey L. Shames, Thomas J. Cashman, Jr. and Donald A. Stewart are Directors.

Sun Life of Canada (U.S.) Financial Services Holdings, Inc., a company incorporated under the laws of Delaware whose address is 500 Boylston Street, Boston, Massachusetts 02116, is the direct parent company of Massachusetts Financial Services Company.

John W. Ballen is a Director and the Chairman, Kevin R. Parke is Chief Executive Officer and President, Joseph W. Dello Russo is a Director and the Treasurer; Jeffrey L. Shames, Donald A. Stewart and C. James Prieur are Directors and Robert T. Burns is Secretary.



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


New England Streaming Media, LLC, a limited liability company organized under the laws of Delaware whose address is 500 Boylston Street, Boston, Massachusetts 02116, is primarily involved in internet technology.

Jeffrey L. Shames, John W. Ballen and Joseph W. Dello Russo are Directors.

In addition, the following persons, Directors or officers of MFS, have the affiliations indicated:

Donald A. Stewart       Chairman, Sun Life Assurance Company of Canada, Sun Life
                          Centre, 150 King Street West, Toronto, Ontario, Canada (Mr. Stewart is also an officer and/or Director of various subsidiaries and affiliates of Sun Life)

C. James Prieur         President and a Director, Sun Life Assurance Company of
                          Canada, Sun Life Centre, 150 King Street West, Toronto, Ontario, Canada (Mr. Prieur is also an officer and/or Director of various subsidiaries and affiliates of Sun Life)

William W. Stinson      Director, Sun Life Assurance Company of Canada, Sun Life
                          Centre, 150 King Street West, Toronto, Ontario, Canada; Director, United Dominion Industries Limited, Charlotte, N.C.; Director, PanCanadian Petroleum Limited, Calgary, Alberta; Director, LWT Services, Inc., Calgary Alberta; Director, Western Star Trucks, Inc., Kelowna, British Columbia; Director, Westshore Terminals Income Fund, Vancouver, British Columbia; Director (until 4/99), Canadian Pacific Ltd., Calgary, Alberta

James C. Baillie        Counsel, Torys, Ontario, Canada; Chair, Independent
                          Electricity Market Operator, Ontario, Canada; Chair, Corel Corporation, Ontario, Canada; Director, Sun Life Financial, Ontario Canada; Director, FPI Ltd., Newfoundland, Canada

Item 31. Location of Accounts and Records:

The accounts and records of the Trust are located, in whole or in part, at the office of the Trust and the following locations:

             NAME                               ADDRESS

   Massachusetts Financial            500 Boylston Street
      Services Company                Boston, Massachusetts 02111



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


   State Street Bank and              State Street South, 5-West
      Trust Company                   North Quincy, Massachusetts 02171

   MFS Service Center, Inc.           2 Avenue de Lafayette
      (transfer agent)                Boston, MA 02111-1738

Item 32. Management Services: Inapplicable.

Item 33. Undertakings: Inapplicable.



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                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Trust has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 25th day of February, 2002.

                                        MFS SPECIAL VALUE TRUST



                                        By: JAMES R. BORDEWICK, JR.
                                            James R. Bordewick, Jr.
                                            Assistant Clerk and Assistant
                                            Secretary